UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
(Exact name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

01	A Message from the Chair of our Board

Letter to Shareholders
April 10, 2026
Dear Fellow Shareholders,
On behalf of the Board of Directors, thank you for your continued support of Compass Diversified (CODI). The misconduct at Lugano was serious and unacceptable. We recognize the impact on our shareholders, our financial performance, and our reputation. 2025 presented challenges for our Company, but it also reinforced something fundamental about CODI: the resilience of the model and the strength of our remaining subsidiaries. Excluding Lugano, our businesses collectively delivered growth in 2025 despite an uncertain macroeconomic backdrop, and they enter 2026 from a position of operating strength.
A Stronger Foundation
The misconduct at Lugano raised serious concerns and was not consistent with our standards or the expectations of our shareholders. In response, we moved decisively - completing a comprehensive investigation, implementing enhancements to internal controls and monitoring, further strengthening our internal audit capabilities, and providing additional enhancements to governance and oversight across our operating subsidiaries. We also took steps to strengthen the Board itself, welcoming two new independent directors with deep experience in mergers and acquisitions, finance, operations and capital markets. These actions matter not only because they address the lessons of 2025, but because they help ensure CODI emerges stronger, more rigorous, and better positioned for the future.
CODI’s Path Forward
Our first priority is restoring financial flexibility through disciplined deleveraging and the recently announced sale of Sterno’s food service business underscores our commitment to that objective. But balance sheet improvement alone is not our measure of success — we are focused on addressing what we believe is a meaningful gap between CODI’s share price and the intrinsic value of our businesses — a gap that does not reflect the quality of what we own or our business model. That view will inform our capital allocation decisions, including, when appropriate, the efficient return of capital to shareholders.
Oversight and Accountability
With our priorities set, the Board’s role is to ensure management has the oversight, resources, and accountability structures in place to execute against them. We enter 2026 focused on doing exactly that.
Annual Meeting of Shareholders
This Proxy Statement provides important information about our Board and governance practices, executive compensation structure, and corporate responsibility - core components of our commitment to transparency, accountability, and long-term value creation. We encourage you to review it carefully and to join us for our 2026 Annual Meeting of Shareholders. Details regarding the meeting, including how to attend virtually, are set forth in the accompanying materials.
On behalf of the Board, thank you for your engagement, patience and continued support. We are committed to earning your confidence back through action, not words. We believe CODI has the subsidiaries, the people, and the plan to create durable value over the long term, and we are focused on realizing it.
Sincerely,
Larry L. Enterline Chair of the Board

02	2026 Proxy

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, May 21, 2026
Compass Diversified Holdings’ 2026 Annual Meeting of Shareholders (the “Annual Meeting”) will be held via live audio webcast on Thursday, May 21, 2026, at 12:00 p.m. Eastern Time. This year’s Annual Meeting will be a completely virtual meeting, which means that you will be able to participate in the meeting, vote and submit your questions during the meeting online by visiting www.virtualshareholdermeeting.com/CODI2026. You will not be able to attend the Annual Meeting in person.
The Annual Meeting is being held for the following purposes:

Proposal 1:	To elect seven (7) directors, as described in the Proxy Statement, each to serve for a term expiring at the 2027 Annual Meeting of Shareholders;
Proposal 2:	To approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”); and
Proposal 3:
To ratify the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2026.

Shareholders may also be asked to consider and act upon such other matters as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.
These matters are more fully described in the Proxy Statement. Our Board of Directors (our “Board”) recommends that you vote “FOR ALL” seven (7) of the director nominees to be elected, “FOR” the resolution approving, on a non-binding and advisory basis, the Say-on-Pay Vote, and “FOR” the ratification of Grant Thornton LLP as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2026. Our Board knows of no other matters at this time that may be properly brought before the meeting.
Shareholders of record at the close of business on March 24, 2026, are entitled to notice of and to vote at the Annual Meeting and at any subsequent adjournment(s) or postponement(s) thereof. A list of these shareholders will be available for inspection for ten (10) days preceding the Annual Meeting at our principal executive offices located at 301 Riverside Avenue, 2nd Floor, Westport, CT 06880. The Notice of Annual Meeting, Proxy Statement, proxy card, Annual Report and other Proxy Materials are first being sent on or about April 10, 2026. Please carefully read the sections in the Proxy Statement on attending via live audio webcast and voting at the Annual Meeting to ensure that you comply with these requirements.

03	2026 Proxy

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting. We are pleased to save costs and help protect the environment by using the Notice and Access method of delivery. Instead of receiving paper copies of our Proxy Materials in the mail, many shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”), which provides an internet website address where shareholders can access electronic copies of Proxy Materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the Proxy Materials and proxy card. The Company’s 2026 Proxy Statement and 2025 Annual Report are available online at proxyvote.com. We encourage you to access and review such materials before voting.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares. To be sure that your shares are properly represented at the meeting, whether or not you attend virtually, please submit your vote through the internet at the website shown on the proxy card or Notice, or by telephone at the number shown on the proxy card or Notice; or, if you received paper copies of your Proxy Materials by mail, by completing, dating, signing, and returning the enclosed proxy card as promptly as possible. We must receive by proxy any vote that will not be delivered during the webcast to the Annual Meeting no later than 11:59 p.m. Eastern Time on Wednesday, May 20, 2026.
By Order of the Board of Directors,
Carrie W. Ryan Chief Compliance Officer, General Counsel & Secretary

04	2026 Proxy

Proxy Statement
Compass Diversified Holdings and Compass Group Diversified Holdings LLC (which we refer to as “we”, “us”, “our”, “CODI”, or the “Company”) is furnishing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held via webcast on Thursday, May 21, 2026, at 12:00 p.m., Eastern Time, or at any adjournment or postponement thereof.
We first sent or made available these Proxy Materials to our shareholders on or about April 10, 2026. A copy of this Proxy Statement, the proxy card and 2025 Annual Report (collectively, the “Proxy Materials”) can be found at the web address: proxyvote.com.
2026 Annual Meeting Information
Date and Time. The Annual Meeting is being hosted via live audio webcast on Thursday, May 21, 2026, at 12:00 p.m., Eastern Time. There will not be a traditional in-person meeting. The meeting will only be conducted via a webcast.
Access to the Webcast of the Annual Meeting. The webcast of the Annual Meeting will begin promptly at 12:00 p.m., Eastern Time. Online access to the webcast will open approximately 15 minutes before the start of the Annual Meeting to allow time for you to log in and test your computer system. We encourage you to access the meeting prior to the start time.
Login Instructions. As the Annual Meeting is being conducted via a webcast, there is no physical meeting location. To attend the Annual Meeting, log in and register at virtualshareholdermeeting.com/CODI2026. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions that will allow you to access the Annual Meeting and to vote and submit questions during the Annual Meeting. On the day of the Annual Meeting, shareholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. Questions regarding how to attend and participate via live audio webcast may be answered by calling 844-986-8022 (U.S.) or 303-562-9302 (International) on the day of the Annual Meeting.
Submitting Questions at the Annual Meeting. Shareholders may submit questions when registering for the Annual Meeting or during the Annual Meeting once online access to the Annual Meeting is open. You will need your unique control number included on your proxy card or on the instructions that accompanied your Proxy Materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time restraints.
Voting Your Shares at the Annual Meeting. You may vote your shares at the Annual Meeting even if you previously submitted your vote. For instructions on how to do so, see the section titled “Attending and Voting at the Annual Meeting” of this Proxy Statement.

05	2026 Proxy

Voting By Proxy
If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your vote must be received by 11:59 p.m., Eastern Time, on May 20, 2026 to be counted at Compass Diversified Holdings’ 2026 Annual Meeting of Shareholders.
To vote by proxy:

Internet	Telephone	Mail
• Go to the website proxyvote.com and follow the instructions, 24 hours a day, seven days a week. • You will need the 16-digit control number included on your proxy card in order to vote online.
•
From a touch-tone telephone,
dial 1-800-690-6903 and
follow the recorded instructions,
24 hours a day, seven days a
week.

•
You will need the 16-digit
control number included on your
proxy card in order to vote by
telephone.
• Mark your selections on your proxy card. • Date and sign your name exactly as it appears on your proxy card. • Mail the proxy card in the enclosed postage-paid envelope provided to you.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others, Call Toll-Free: (855) 305-0855
Email: info@okapipartners.com

06	2026 Proxy

1	Letter to Shareholders
2	Notice of Annual Meeting
4	Proxy Statement
7	Organization of Our Business
8	PROPOSAL 1: Election of Directors
9	Our Board of Directors
12	Certain Information Regarding our Directors and Executive Officers
13	Executive Leadership
14	Board Composition and Independence
15	Committees of the Board
18	Corporate Governance and Board Oversight
20	Director Share Ownership Guidelines
21	Nominations of Directors
23	Board Role in Risk Oversight
26	Certain Relationships and Related Persons Transactions
31	Director Compensation
33	PROPOSAL 2: Advisory Vote Regarding Executive Compensation

34	Compensation Discussion and Analysis
42	Pay Versus Performance
46	Compensation Committee Report
47	PROPOSAL 3: Ratification of Appointment of Independent Auditor
47	Our Independent Auditor
48	Fees Paid to Our Independent Auditor
49	Audit Committee Report
50	Our Shareholders
50	Share Ownership of Directors, Nominees, Executive Officers and Principal Shareholders
52	Shareholder Proposals for the 2027 Annual Meeting of Shareholders
54	Attending and Voting at the Annual Meeting
55	Voting By Proxy
56	Appointment of Proxy
56	Revocation of Proxy
57	Approval of Proposals and Solicitation

Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the “Trust”, owns its businesses through Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the “Company.” Except where the context indicates otherwise, “we,” “us,” and “our” refer to the Company and the Trust. References to “shareholders” refer to shareholders of the Trust. This Proxy Statement and the accompanying materials contain “forward-looking” statements regarding the Trust’s and the Company’s current expectations within the meaning of the applicable securities laws and regulations. Forward-looking statements generally are identified by words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. These risks and uncertainties include, but are not limited to, the factors and risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including the sections entitled “Statement Regarding Forward-Looking Disclosures” and “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 27, 2026 (the “Form 10-K”) and our subsequent current and periodic reports to the SEC. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on our forward-looking statements and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
The Notice of Annual Meeting, Proxy Statement, proxy card, Annual Report and other Proxy Materials were first provided to shareholders on or about April 10, 2026.

07	2026 Proxy

Organization of Our Business
Our organization is comprised of three separate, independent, business entities that work closely together: Compass Group Management LLC, the privately held external manager of the organization, which we refer to as our “Manager”, Compass Diversified Holdings, which we refer to as the “Trust” and Compass Group Diversified Holdings LLC, which we refer to as the “Company.” Although the shares issued to the public are technically at the Trust level (NYSE: CODI), the Trust and the Company file consolidated reports with the SEC. The Company is a controlling owner of eight (8) subsidiary businesses: 5.11, Inc., BOA Technology, Inc., PrimaLoft, Inc., The Honey Pot Company (DE), LLC, Velocity Outdoor Inc., Arnold Magnetic Technologies Corporation, Foam Fabricators, Inc. (doing business as Altor Solutions), and The Sterno Group Companies, LLC (doing business as The Sterno Group).
Our Manager provides management services to the organization in accordance with the Eighth Amended and Restated Management Services Agreement dated February 23, 2026 between the Manager and the Company, which we refer to as the “Management Services Agreement.” The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the Company, and the areas over which the Company’s Board has ultimate oversight and authority. Our Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company, as the Company currently does not have any employees and does not expect to have any employees in the foreseeable future.

08	2026 Proxy

PROPOSAL 1: ELECTION OF DIRECTORS
The Board, upon the recommendation of the Nominating/Governance Committee, has nominated the following seven (7) directors for election to the Board:

Name	Age	Position

Larry L. Enterline	73	Chair of the Board, Independent Director
Harold S. Edwards	60	Independent Director
Eugene L. Kim	61	Independent Director
Heidi Locke Simon	58	Independent Director
Nancy B. Mahon	61	Independent Director
Glenn R. Richter	64	Independent Director
Teri R. Shaffer	64	Independent Director

If elected, each director will hold office until the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) and until their successor is elected and qualified.
Recommendation of Our Board
Our Board recommends that you vote FOR ALL seven (7) of the director nominees to be elected to our Board, in each case, for a term ending at the 2027 Annual Meeting.
Voting of Proxies at the Annual Meeting
At the Annual Meeting, each valid proxy returned to us will be voted for the nominees listed above unless the proxy specifies otherwise. Proxies may not be voted for more than seven (7) nominees for director. While our Board does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that is the case, proxies will be voted in favor of such other person or persons as our Board may designate.
Please see the following pages for additional information on the 2026 director nominees.

09	2026 Proxy

Our Board of Directors
2026 Director Nominees
The following describes the experience, education and other qualifications of each of the director nominees to be voted on for election at the 2026 Annual Meeting. Each of the seven (7) nominees has been deemed independent by our Board and currently serves on our Board.

Larry L. Enterline
Larry L. Enterline has served as Chair of our Board since July 2022 and as a director of the Company since July 2019. Mr. Enterline has been the chief executive officer of Vulcan Holdings Inc., a private investment holding and consulting services company he founded, since 2010. Previously, Mr. Enterline was the executive chair of Greentech Environmental, an air purification systems provider from August 2021 to December 2022. Prior to that, Mr. Enterline was the chief executive officer and a director of Fox Factory Holding Corp. (NASDAQ: FOXF), a former subsidiary of the Company, from 2011 through 2019, and served as its executive chair from 2019 through 2021. Mr. Enterline served in various executive and management roles earlier in his career, including chief executive officer of COMSYS IT Partners Inc., an IT staffing and solutions company, senior vice president of worldwide sales and service organization at Scientific-Atlanta Inc., a Georgia-based manufacturer of cable television, telecommunications and broadband equipment. Mr. Enterline is a graduate of Case Western Reserve University and the Monte Ahuja College of Business at Cleveland State University.

Harold S. Edwards
Harold S. Edwards has served as a director of the Company since April 2006. Mr. Edwards has been the president and chief executive officer of Limoneira Company (NASDAQ: LMNR), since 2003. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and the Ralston Purina Company. Mr. Edwards is currently a member of the board of directors of Limoneira Company. Mr. Edwards served on the boards of directors of Calavo Growers, Inc. (NASDAQ:CVGW) from 2005 to 2022 and Inventure Foods, Inc. (NASDAQ:SNAK) from 2014 to 2017. Mr. Edwards is a graduate of Lewis and Clark College and The Thunderbird School of Global Management at Arizona State University.

10	2026 Proxy

Eugene L. Kim
Eugene L. Kim has served as a director of the Company since March 2026. Mr. Kim is the managing partner of Compass LKL, an independent advisory firm. Prior to founding Compass LKL in 2015, Mr. Kim was a managing director at Compass Partners International, a European-based private equity firm, from 2004 until 2014. Neither Compass LKL nor Compass Partners International are affiliated with Compass Diversified. Earlier in his career, Mr. Kim held investment banking roles at Goldman Sachs International and UBS/Warburg Dillon Read. Mr. Kim has served on the Harvard Business School Fund Council since 2024 and has been a trustee of the Williams College Foundation UK since 2016. He served on the board of DBM Group from 2004 until 2011 and on the board of Flakt Woods Group from 2005 until 2007. Mr. Kim is a graduate of Williams College and the Harvard Business School.

Heidi Locke Simon
Heidi Locke Simon has served as a director of the Company since July 2023. Previously, Ms. Locke Simon was a partner at Bain & Company, a global management consulting organization, where she worked from 1993 to 2012. Prior to this, she was an investment banking analyst at Goldman, Sachs & Co. Ms. Locke Simon has served as a director of Teekay Corporation Ltd. (NYSE:TK) since September 2017, and as its chair from December 2024 to present, and as chair of Teekay Tankers Ltd. (NYSE:TNK) from December 2024 to present. She also currently serves as the chair of Teekay Corporation Ltd.’s audit committee and as a member of Teekay Tankers Ltd.’s audit committee. She is a National Association of Corporate Directors (NACD) Certified Director and holds the CERT Cybersecurity Governance Certification from Carnegie Mellon. Ms. Locke Simon is a graduate of Middlebury College and the Harvard Business School.

11	2026 Proxy

Nancy B. Mahon
Nancy B. Mahon has served as a director of the Company since May 2023. Ms. Mahon has been the chief sustainability officer of The Estée Lauder Companies Inc. since January of 2023. Previously, Ms. Mahon was the senior vice president, global corporate citizenship and sustainability at Estée Lauder, from April 2016 to January 2023. Prior to that, she served as the senior vice president, social initiatives, MAC Cosmetics, Bobbi Brown & La Mer, from July 2011 to March 2016. She has served as a trustee of the New York University School of Law Foundation since October 2018. She also served as a director for TPG Pace Beneficial Finance Corporations I and II (NYSE: TPGY-UN and YTPG), from October 2020 to April 2023. Ms. Mahon was the chair of The Presidential Advisory Council on HIV/AIDS (PACHA) of the U.S. Department of Health and Human Services from December 2011 to December 2016. She completed the Rock Center for Corporate Governance Directors’ College executive education program at Stanford Law School. She received a certificate in brand marketing from The Wharton School, certification as a woman on boards of directors from Yale School of Management, and is admitted to the State Bar of California, the United States Court of Appeals for the Ninth Circuit, and the United States District Court for the Northern District of California. Ms. Mahon is a graduate of Yale University and the New York University School of Law.

Glenn R. Richter
Glenn R. Richter has served as a director of the Company since March 2026. Mr. Richter most recently served as chief financial and business transformation officer of International Flavors & Fragrances Inc (NYSE: IFF), a global ingredients company, from 2021 to 2024. Prior to IFF, Mr. Richter held a series of senior leadership roles at TIAA and its subsidiary Nuveen Investments, from 2006 until 2021, including chief operating officer of Nuveen from 2006 to 2015, chief administrative officer of TIAA from 2017 to 2018, culminating as senior executive vice president and chief financial officer from 2019 to 2021. Before joining Nuveen, Mr. Richter served as chief financial officer of: RR Donnelley from 2005 to 2006, and Sears, Roebuck & Co. from 2000 to 2005. Earlier in his career, Mr. Richter held finance and operating roles at PepsiCo’s Frito-Lay and McKinsey & Company. Mr. Richter has served as a director and audit committee chair of Samsonite International S.A. (SEHK: 1910) since 2025 and as a director of TruStage since 2023. He served on the board of Sears Canada from 2004 to 2005. Mr. Richter is a graduate of George Washington University and The Fuqua School of Business at Duke University.

12	2026 Proxy

Teri R. Shaffer
Teri R. Shaffer has served as a director of the Company since July 2022. She also serves as a director for the Federal Home Loan Bank Office of Finance, since April 2025. Previously, Ms. Shaffer was the Americas and Regional financial audit information technology leader for Ernst & Young from 2016 to July 2022 and served in various other leadership roles at Ernst & Young since 1984. She is a National Association of Corporate Directors (NACD) Certified Director, a Harvard Business School Certified Director, Qualified Risk Director (QRD), a Certified Public Accountant, and a Certified Information Security Manager. She holds the CERT Cybersecurity Governance Certification from Carnegie Mellon. Ms. Shaffer is a graduate of Oklahoma State University and the Hult International Business School.

Certain Information Regarding our Directors and Executive Officers
The name and age of each director, director nominee and executive officer, and the positions held by each of them as of March 24, 2026, are as follows:

Director	Age	Serving as Officer or Director Since	Position(s)/Committee(s)
Larry L. Enterline Independent Director	73	2019	Board Chair
Harold S. Edwards Independent Director	60	2006	Compensation Committee (Chair)
Eugene L. Kim Independent Director	61	2026	Audit and Compensation Committees
Heidi Locke Simon Independent Director	58	2023	Audit and Compensation Committees
Nancy B. Mahon Independent Director	61	2023	Nominating/Governance Committee (Chair)
Glenn R. Richter Independent Director	64	2026	Audit and Nominating/Governance Committees
Teri R. Shaffer Independent Director	64	2022	Audit (Chair) and Nominating/Governance Committees
Elias J. Sabo (1) Director and Officer	55	2018	Chief Executive Officer
Stephen Keller Officer	51	2024	Chief Financial Officer

(1)	Mr. Sabo is the Allocation Member’s appointed director and is not standing for election at the 2026 Annual Meeting.

13	2026 Proxy

Executive Leadership
Our Chief Executive Officer and Appointed Director

The following describes the experience, education and other qualifications of our Chief Executive Officer, who is also the director appointed by our Allocation Member to serve as a member of our Board again for fiscal year 2026. As the Allocation Member’s appointed director, Mr. Sabo is not standing for election at the Annual Meeting.

Elias J. Sabo
Elias J. Sabo has served as Chief Executive Officer of the Company and as a director since May 2018. Mr. Sabo is one of the founding partners of our Manager and has been instrumental in guiding the organization’s strategic growth since 1998. As a member of the Manager’s Investment Committee, he plays a critical role in identifying and evaluating transaction opportunities, applying the investment principles established by the Company. Mr. Sabo also directs the financing activities of the Company and, together with the executive leadership team, develops and implements the organization’s strategic vision. Mr. Sabo previously served as a director and as the chair of the board of Fox Factory Holding Corp. (NASDAQ: FOXF), a former CODI subsidiary from 2007 to 2017. Previously, Mr. Sabo was with CIBC Oppenheimer, Boundary Partners and Colony Capital. Mr. Sabo is a graduate of Rensselaer Polytechnic Institute.

Our Chief Financial Officer

The following describes the experience, education and other qualifications of our Chief Financial Officer.

Stephen Keller
Stephen Keller has served as Chief Financial Officer of the Company and Executive Vice President of the Company’s Manager since August 31, 2024. He is an observer to the boards of directors of all our subsidiary companies. Prior to joining us in 2024, Mr. Keller served as interim chief financial officer and vice president of investor relations at Envista Holdings Corporation (NYSE: NVST), one of the leading suppliers of dental solutions globally. During his time at Envista, he also served as vice president strategy and business development, as well as vice president and general manager of Nobel Biocare’s Prosthetics Business Unit. Mr. Keller was employed by Envista from July 2019 through August 2024. Prior to Envista, Mr. Keller worked at Avery Dennison Corporation (NYSE: AVY), a global materials science company. Mr. Keller is a graduate of the University of Iowa and the Kellogg School of Management, Northwestern University.

14	2026 Proxy

Board Composition and Independence
Board Composition
Our business and affairs are managed by our Manager, subject to the oversight and direction of our Board. Our Board currently includes eight (8) directors. Our Board has the ability to decrease or increase its size from time to time to no less than five (5) or up to thirteen (13) directors, respectively. Pursuant to the Company’s Sixth Amended and Restated Operating Agreement dated as of August 3, 2021, as amended, which we refer to herein as the “LLC Agreement” (1) the Company’s Allocation Member (as defined in the LLC Agreement) has the right to appoint director(s) to the Board based on overall Board size and any such appointed directors are not required to stand for election by our shareholders, and (2) at each year’s annual shareholders’ meeting, each director (other than any director appointed by the Allocation Member) will be elected for a term of office to expire at the next annual meeting of shareholders following his or her election. Currently, there is one (1) director appointed by the Allocation Member, Elias Sabo, our CEO.
The Board’s Nominating & Corporate Governance Committee (which we refer to as the “Nominating/Governance Committee”) annually evaluates the size and composition of the Board and each standing committee. Our annual Board self-evaluation process serves as a helpful mechanism for monitoring the need for Board refreshment, while maintaining a balance of tenure at the Board. Under the Company’s corporate governance guidelines, directors must inform the Board’s Chair in advance of accepting an invitation to serve on another public or private company board or any committee thereof. Directors must also notify the chair of the Nominating/Governance Committee of any change in circumstance that occurs subsequent to a director’s appointment to the Board. In recommending candidates for election as directors, the Nominating/Governance Committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of our governing documents, the listing standards of the New York Stock Exchange (“NYSE”) and other applicable laws.
Director Independence
The Trust’s common shares are listed on the NYSE under the symbol “CODI.” Under the rules of NYSE, independent directors must comprise a majority of our Board. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of the issuer’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of an NYSE listed company may not, other than in his or her capacity as a member of the audit committee, the board, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries. In determining independence of a member of the compensation committee of an NYSE listed company, the following factors must be considered pursuant to Rule 10C-1: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the issuer to such director, and (ii) whether the director is affiliated with the issuer, a subsidiary of the issuer or an affiliate of a subsidiary of the issuer.
Pursuant to our LLC Agreement and other governing documents, our Board will always consist of at least a majority of independent directors and all directors serving on our standing committees will also be independent. Our Board has evaluated information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, and reviewed the materiality of any relationship that each of our directors has with the Trust or the Company, either directly or indirectly. Based on this review, the Board has determined that each of Messrs. Edwards, Enterline, Kim, Richter, and Mses. Locke

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Simon, Mahon, and Shaffer are “independent directors” as defined by the applicable NYSE standards and our governing documents.
Committees of the Board
The LLC Agreement gives our Board the authority to delegate its powers to committees of the Board. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of our LLC Agreement and the terms of the respective committee charters. Our Board has three (3) standing committees, comprised solely of independent directors, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The Nominating/Governance Committee may delegate any of its authority to subcommittees, but each of the Audit Committee and Compensation Committee may not do so, unless otherwise authorized by the Board. Copies of all current committee charters are available on our website at https://ir.compassdiversified.com/corporate-governance/governance-overview. The composition and responsibilities of each of the separately designated standing committees of our Board is described below.
Audit Committee
Ms. Shaffer, as chair, Ms. Locke Simon, Mr. Kim and Mr. Richter serve on our Audit Committee. Our Board has determined that each member of the Audit Committee is “independent” and “financially literate” under the NYSE Listing Rules and the SEC rules and regulations applicable to audit committees. Our Board has also determined that each of Ms. Shaffer, Ms. Locke Simon and Mr. Richter qualifies as an “audit committee financial expert” under applicable SEC rules. The Audit Committee met ten (10) times during 2025 in regular and special meetings. All Audit Committee members attended at least 90% of the Audit Committee’s scheduled meetings during 2025. In addition to the regular and special meetings held during 2025, our Audit Committee informally met weekly and/or bi-weekly during the period from April 2025 to December 2025 to receive updates on significant financial, accounting and internal financial controls matters related to the Company and its subsidiaries.
The responsibilities of the Audit Committee are included in its written charter, which can be found on our website at the above link. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is responsible for, among other things:
•	selecting, retaining, terminating and overseeing our independent auditor;
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assisting our Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our adherence to policies regarding ethics and business practices and our enterprise risk-management practices;

•	approving, or pre-approving, all audit and permissible non-audit services of our independent auditor;
•	reviewing, in conjunction with management and our independent auditor the effectiveness of our accounting and internal control functions and procedures;
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reviewing the Company’s quarterly and annual audited financial statements and reports from internal and external auditors and recommending inclusion of such financial statements in the periodic reports filed with the SEC;

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overseeing the processes and procedures for the receipt, retention and treatment of submissions received by the Company regarding accounting, internal accounting controls over financial reporting or auditing matters;

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assisting our Board in fulfilling its oversight responsibilities with respect to cybersecurity threats and developments and the Company’s cybersecurity risk programs, policies, practices and risk mitigation strategies;

•	overseeing the Company’s internal audit function; and
•	reviewing and approving the calculation of any Profit Distribution payment due to the holders of the Company’s allocation interests.

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Compensation Committee
Mr. Edwards, as chair, Ms. Locke Simon, and Mr. Kim serve on our Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” and meets the compensation committee independence requirements under the NYSE Listing Rules and Rule 10C-1 of the Exchange Act. In accordance with the Compensation Committee charter, its members are “non-employee directors” within the meaning of Section 16 of the Exchange Act. The Compensation Committee met two (2) times during 2025. All Compensation Committee members attended at least 75% of the Compensation Committee’s meetings during 2025.
The responsibilities of the Compensation Committee are included in its written charter, which can be found on our website at the above link. Our Compensation Committee is responsible for, among other things:
•	reviewing, modifying and approving the Company’s goals and objectives relevant to compensation and other remunerations;
•	evaluating the performance of our Manager and reviewing the calculation of the management fees and expense reimbursements payable to our Manager under the Management Services Agreement;
•	approving the compensation paid to the Company’s Chief Financial Officer and any members of his or her staff;
•	administering the Company’s Clawback Policy;
•	considering the results of shareholder advisory votes on Say-on-Pay and Say-on-Frequency of Say-on-Pay and making recommendations to the Board as appropriate;
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reviewing the Company’s compensation plans and arrangements to assess whether they encourage excessive risk-taking, evaluating any disclosures relating to risk-taking that may be required under Item 402(s) of Regulation S-K;

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evaluating and making recommendations concerning the total compensation package for directors, including the terms and awards of any equity compensation, as well as reimbursement of directors’ expenses;

•	monitoring compliance by directors with the Company’s Director Share Ownership Guidelines;
•	reviewing and discussing with management the Compensation Discussion and Analysis and recommending its inclusion in the Company’s annual report on Form 10-K and proxy statement;
•	selecting, retaining, or obtaining the advice of compensation and other consultants; and
•	approving, modifying, overseeing and administering any long-term incentive plans adopted by the Company.
Use of Compensation Consultants
In early 2025, consistent with its approach in prior years, the Compensation Committee conducted a survey of the director compensation practices of other companies that it considers reasonably comparable to the Company. At that time, the Compensation Committee also engaged Mercer (USA) Inc., a third-party consultant, to perform a review of the Company’s non-management director compensation relative to the compensation paid to non-management directors by certain entities identified as being within the Company’s peer group. Mercer (USA) Inc. provided a peer analysis but did not make specific compensation recommendations. The Compensation Committee targets cash and equity compensation for the Company’s non-management directors at the average of its peer group. For a discussion of director compensation, see the section titled “Director Compensation.”
The Company’s Manager is responsible for establishing the form and amount of compensation paid to our Chief Financial Officer and the Chief Financial Officer’s staff by our Manager, in each case, subject to formal approval by the Compensation Committee. Mr. Sabo, our Chief Executive Officer, in his capacity as the managing member of our Manager, participates in the establishment of the form and amount of compensation paid to our Chief Financial Officer and his staff by our Manager.

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Nominating and Corporate
Governance Committee
The Nominating/Governance Committee is comprised entirely of independent directors who meet the independence requirements of NYSE. Ms. Mahon, as chair, Ms. Shaffer and Mr. Richter serve on our Nominating/Governance Committee. The Nominating/Governance Committee met one (1) time during 2025. All Nominating/Governance Committee members attended 100% of the Nominating/Governance Committee’s meetings during 2025.
The responsibilities of the Nominating/Governance Committee are included in its written charter, which can be found on our website at the above link. Our Nominating/Governance Committee is responsible for, among other things:
•	evaluating the size and composition of the Board and the membership on each committee and making recommendations to the Board, as appropriate;
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identifying and evaluating individuals qualified to become members of the Board, recommending to the Board the director nominees for each annual shareholders’ meeting, other than the Allocation Member’s appointed director(s);

•	overseeing compliance with our corporate governance guidelines, code of ethics, anti-corruption policy, and human rights and labor policy, and conduct by officers and directors with respect to each;
•	monitoring developments in the law and practice of corporate governance and recommending or providing director training, as appropriate;
•	monitoring the performance of the Board and its individual members, reviewing Board processes, self-evaluations and policies; and
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reviewing and approving related person transactions, including transactions with our Manager and its affiliates; and assisting and overseeing management with respect to developing and maintaining the Company’s environmental, social and governance policies.

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Corporate Governance and Board Oversight
Corporate Governance Summary
Below is a summary of certain recent key changes that have been made to our Board structure, overall director composition, and corporate governance policies and standards:
•	Added two (2) new independent directors in 2026.
•	Adopted certain modifications to our Director Share Ownership Guidelines for non-employee directors.
•	Amended our Corporate Governance Guidelines to:
•	implement mandatory minimum meeting attendance standards for our directors;
•	refine Board membership criteria for selecting, evaluating, and recommending director candidates.
•	Decreased average Board tenure.
•	Amended Insider Trading Policy to prohibit margin accounts and pledging of Shares as collateral for loans by directors and our executive officers.
•	Amended our Audit Committee Charter to strengthen oversight of cybersecurity.
Board Oversight and Governance Actions Following the Lugano Matters
In response to issues disclosed in 2025 relating to Lugano Holding, Inc. (“Lugano”), the Board and its committees increased their oversight of the Company’s financial reporting, internal controls, compliance and risk management, and governance practices. During 2025 and continuing into 2026, the Board and the Audit Committee have devoted substantial additional time to oversight of the Company’s response, including the investigation and remediation process, the review of internal control and monitoring enhancements, the strengthening of the Company’s internal audit capabilities, and governance and oversight enhancements across the Company’s operating subsidiaries.
In addition, the Board took a number of actions intended to strengthen oversight and accountability at both the Company and the Manager, including board refreshment through the appointment of two (2) new independent directors in 2026, amendments to the Management Services Agreement designed to enhance Board oversight, require the repayment of overpaid management fees, address certain outsourced services, and reinforce the full-time commitment and accountability of seconded personnel. Additional information regarding certain of these matters is included under “Certain Relationships and Related Person Transactions,” “Corporate Governance and Board Oversight,” and “Overview of Our Executive Compensation.”
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the Board and its committees in performing their duties. Our corporate governance guidelines are available on our website at: https://ir.compassdiversified.com/corporate-governance/governance-overview.
Code of Ethics
Our Board has adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics is available on our website at: https://ir.compassdiversified.com/corporate-governance/governance-overview. Our code of ethics applies to all of our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions), as well as the officers and employees of our Manager involved in the oversight of the day-to-day operations of the Company and its subsidiaries. Our code of ethics can only be amended by the approval of a majority of our Board, including a majority of our independent directors. We intend to disclose any amendments to, or waivers from, our code of ethics by posting on our website or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or NYSE.

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Annual Board Self-Assessment
Our Board annually conducts a self-evaluation (with anonymous responses) to determine whether the Board, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee are functioning effectively and to identify opportunities to enhance their effectiveness.
Board Leadership Structure
Our LLC Agreement provides that the Chair of the Board be elected by a majority of the Board and be a member of the Board. The LLC Agreement also provides that, so long as the Management Services Agreement is in effect, the Company’s Manager shall second personnel to serve as the Chief Executive Officer and Chief Financial Officer of the Company, subject to the formal election of such individuals by the Company’s Board.
Although there is no requirement that the Chief Executive Officer and the Chair be separate positions, the Board has currently chosen to separate the Chief Executive Officer and Chair positions. Mr. Larry L. Enterline, an independent director, was appointed as Chair of the Board effective as of July 2, 2022, and currently serves as Chair of the Board. The Board believes the current separation of these roles helps to ensure good Board governance and fosters independent oversight to protect the long-term interests of the Company’s shareholders. In addition, the Board believes this separation is presently appropriate as it allows our Chief Executive Officer to focus primarily on leading the Company’s day-to-day business and affairs while the Board’s Chair can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and shareholder matters.
As Board Chair, Mr. Enterline is responsible for, among other things: approving meeting agendas; approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding over all executive sessions of the non-management directors; being available for consultation and direct communication with the Company’s shareholders; calling meetings of non-management directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate.
Independent Lead Director
Currently, there is no director serving as independent lead director of the Company, as the Chair of the Company’s Board is not an executive officer and has been deemed independent by our Board. Our corporate governance guidelines provide that an independent lead director will be elected by the Board’s independent directors if the Chair of the Company’s Board is not deemed independent by the Board.
Board Attendance
While it is understood that practical considerations may limit a director from attending each Board meeting and each meeting for those committees on which he or she serves, it is expected that each of our directors will endeavor to attend substantially all of such meetings and to attend in person whenever possible. In addition, it is expected that each director will, at an absolute minimum, for each year of such director’s service, attend at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such director served as a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (during the periods that such director served). Directors are also encouraged, when scheduling permits, to attend meetings held by the committees of the Board, whether or not serving on such committee. Our Board met eleven (11) times during 2025. Each director attended over 75% of the meetings of the Board and its committees in 2025. In addition to these formally counted Board and committee meetings, the Board and its committees devoted substantial additional time during 2025 during the time each director served on the Board to matters arising from the Lugano matters, the restatement process, related remediation efforts and associated governance matters.
Although we have no formal policy regarding director attendance at the Annual Meeting, directors are encouraged to attend.
Executive Sessions of Our Board
Our corporate governance guidelines provide that the non-management directors will meet without management directors in regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent directors, the independent directors will also meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance

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guidelines, the Chair of the Board, Audit Committee, Nominating/Governance Committee, Compensation Committee, or the independent lead director (if serving) will preside at these executive sessions of the non-management directors and independent directors, as determined by the non-management or independent directors based upon the subject matter to be discussed. Mr. Enterline presided over executive sessions of non-management directors and independent directors during fiscal year 2025 and continues to preside over executive sessions of non-management and independent directors. Our non-management directors (who were all deemed independent by our Board) met in executive session seven (7) times during 2025. In addition to those formal executive sessions, non-management directors held additional discussions during 2025, including discussions in connection with the Lugano matters, the Company’s restatement process and related oversight matters.
Director Share Ownership Guidelines
Our Board believes that non-employee directors of the Company should own meaningful amounts of the common shares of the Trust to promote a long-term perspective and confidence in the Company and to ensure alignment with shareholders, capital markets and public interests. To meet this objective, in February of 2023 the Board established share ownership guidelines for non-employee directors, which we refer to as our “Director Share Ownership Guidelines” under which each non-employee director is expected to acquire and continue to hold during his or her term as a director of the Company common shares of the Trust having a value equal to five (5) times such director’s annual cash retainer, excluding any additional retainer amount(s) such director receives as compensation for chairing the Board, a committee of the Board, for service on a committee, or in a leadership role (e.g. independent lead director), if any (the “Ownership Requirement”). Non-employee directors are required to achieve the applicable Ownership Requirement within five (5) years after their first full year of service on the Board. If the Ownership Requirement is changed or reset, the applicable non-employee directors are required to achieve the new Ownership Requirement within five (5) years of any such change to the Ownership Requirement. Shareholdings that count towards the Ownership Requirement under the Director Share Ownership Guidelines include shares held directly by the non-employee director, shares held by his or her spouse or dependent children, and shares held in trust for the economic benefit of the non-employee director or his or her spouse or dependent children.
As of March 1, 2026 three (3) of our seven (7) non-employee directors, have met the Ownership Requirement set forth in the Director Share Ownership Guidelines. Our other non-employee directors are within the period for compliance. In February of 2026, based on a recommendation of the Board’s Compensation Committee, the Board determined it was appropriate to extend the period for compliance with the Ownership Requirement by two (2) years and to credit directors for the progress made towards the Ownership Requirement as of December 31, 2025, due to the fact that Company’s trading window for insiders remained closed for eleven consecutive months in 2025 and early 2026.
Our Board’s Compensation Committee is responsible for monitoring compliance by directors under our Director Share Ownership Guidelines. The Company’s Board may amend the Director Share Ownership Guidelines at any time as it deems necessary or appropriate.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, no member of our Compensation Committee was an employee or officer of the Company, was a former employee or officer of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers currently serves, or served in the past fiscal year, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Material Legal Proceedings Involving Directors and Executive Officers
Based on information known to the Company, during the past ten (10) years none of our directors, director nominees or executive officers has been involved in any legal proceeding of the type required to be disclosed under Item 401(f) of Regulation S-K that is material to an evaluation of the ability or integrity of such person to serve as a director or executive officer of the Company. For additional information regarding litigation and other proceedings involving the Company and our directors, see Note P to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Nominations of Directors
Our nomination process for directors is designed to allow for recruitment procedures that meet the Board’s and the Company’s strategic priorities at a given point in time. As provided in its charter, the Nominating/Governance Committee identifies and makes recommendations to the Board with respect to nominees for election or re-election to the Board at our annual shareholder meetings. When necessary, the Nominating/Governance Committee engages external search firms, as well as engaging with the Company’s existing Board and management team, when considering candidates recommended by investors, shareholders, and others, to perform a thorough and exhaustive search for candidates.
The Nominating/Governance Committee and the Company believe that having directors with a wide array of talents, knowledge, skills, viewpoints, life experiences and backgrounds enhances the Board’s overall performance and its ability to provide oversight and guidance for our diverse portfolio of businesses. The Nominating/Governance Committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, criteria and qualifications, among others, in identifying individuals who: (a) possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; (b) have a genuine interest in the Company and a recognition that, as a member of the Board, each director is accountable to the shareholders of the Company; (c) have a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or larger purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) are able to contribute to the effective oversight of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its shareholders; (f) have no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) have the ability and are willing to spend the time required to function effectively as a director; (h) possess skills necessary for service on Board committees; (i) are compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; (j) have independent opinions and are willing to state them in a constructive manner; and (k) have qualities that will strengthen the Board and contribute to the overall mix of considerations identified above. These criteria are set forth in the Nominating/Governance Committee charter. The Nominating/Governance Committee will consider director candidates recommended by Company shareholders, in accordance with the criteria and as discussed in the below section titled “Shareholder Nominations of Directors.”
In early 2026 the Nominating/Governance Committee initiated a director recruitment process soliciting potential director nominee candidates from the Company’s existing Board and management team and engaged Korn Ferry, a third party consulting firm with expertise in director recruitment, to perform a search for candidates and to provide an independent evaluation of any internally-sourced candidates, in each case, versus the specific criteria established by the Nominating/Governance Committee.
In seeking candidates, the Nominating/Governance Committee focused first on director independence and sought candidates with a mix of the following experiences, skills, and traits, among others:
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Financial/Accounting Expertise: Current or former senior executives with financial acumen who could also serve on the Board’s Audit Committee, including an understanding of financial reporting, internal controls, and accounting standards;

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M&A/Subsidiary Oversight: Experience leading or overseeing holding company structure measurement of subsidiary/portfolio businesses performance, establishment of long-term strategies and goals for varied operating subsidiaries, experience within the consumer and/or industrial sectors;

•	Corporate Governance: Familiarity with governance best practices, board and committee functions, and ethical standards;
•	Risk Management & Oversight: Ability to identify, assess, and mitigate significant financial, legal, and operational risks; and
•	Strategic Leadership: Proven ability to lead during financial volatility, manage reputational damage, and foster

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stakeholder trust; skill in overseeing management/structure changes, enhancing performance, and guiding long-term recovery.
Following this process, upon recommendation of the Nominating/Governance Committee, the Board appointed two (2) new directors, Mr. Eugene Kim and Mr. Glenn Richter, to fill the vacancies created by the departure of a director and a newly created Board seat. Korn Ferry was paid $50,000, plus reasonable costs and expenses, for its services.
Shareholder Nominations
of Directors
The Board understands that shareholders have a financial stake in the success of the Company and therefore the Board takes seriously any director suggestion or nomination coming from a shareholder. To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive offices located at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Chief Compliance Officer, General Counsel and Secretary. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office described in the preceding sentence not less than one hundred twenty (120) days or more than one hundred fifty (150) days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Trust.
When directors, other than director(s) appointed by the Allocation Member, are to be elected at a special meeting, such notice must be given not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
In addition to any other requirements, including those provided under Rule 14a-19 and those set forth in our governing documents, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.
The shareholder submitting the recommendation must submit:
•	the shareholder’s name and address as they appear on the share register of the Trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;
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the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and a representation that such shareholder will notify the Trust in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting;

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a description of any agreement or arrangement with respect to such nomination, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five (5) business days after the record date for such meeting;

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a description of any agreement or arrangement by or on behalf of the proposing shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to shares of the Trust, and a representation that the proposing shareholder will notify the Trust in writing of any such agreement or arrangement in effect as of the record date for the meeting within five (5) business days after the record date for such meeting;

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a representation that such shareholder is a holder of record of shares of the Trust entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

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a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination; and

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•
any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Exchange Act (including Rule 14a-19).

In addition, any such notice from a shareholder recommending a director nominee must include the following information:
•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of Trust common stock that are beneficially owned by the candidate;
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any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Exchange Act; and

•	a written statement and agreement executed by each such candidate acknowledging that such person:
•	consents to being named in the proxy statement as a nominee and to serving as a director if elected;
•	intends to serve as a director for the full term for which such person is standing for election; and
•	makes the following representations:
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that the candidate is not and will not become a party to any agreement, arrangement or understanding with, and has not given any assurance to, or made any commitment to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, as a director, with such person’s fiduciary or other duties; and

•	that the candidate is not and will not become a party to any agreement, arrangement or understanding with any person or entity with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed.
We may require any proposed nominee to furnish any additional information that we reasonably require to enable our Nominating/Governance Committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the Nominating/Governance Committee’s charter, our corporate governance guidelines, our other policies and guidelines and the current needs of the Board.
Board Role in Risk Oversight
Our Board recognizes the importance of effective risk oversight to the organization’s continued success and in fulfilling its fiduciary responsibilities to the Company and its shareholders. Certain members of the Company’s management team, as well as certain employees of our Manager, are responsible for the day-to-day management of risk, and the regular reporting to the Board, or the appropriate committee, regarding the Company’s major risk exposures (such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory risks, environmental, social and governance risks, and operational risks) and the steps management has taken to monitor, remediate and control such exposures. Our Board is responsible for promoting an appropriate culture of risk management throughout the organization, overseeing our aggregate risk profile and monitoring how the Company addresses specific risks. In furtherance of this responsibility, the Board has continually added directors with general risk oversight experience, and specific expertise in areas such as cybersecurity, sustainability and global corporate citizenship.
Our General Counsel regularly updates the Board on material legal and regulatory matters and presents, and the Board assesses, at least annually, the critical legal and regulatory risks associated with the business of the Company and each of its subsidiaries, the overall legal and regulatory risk environment for the Company’s business, as well as the steps taken by the appropriate management team, if any, to mitigate such risks.

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The Board also performs a significant portion of its role in risk oversight through the Audit Committee. The organization’s Chief Compliance Officer reports directly to our Audit Committee, regularly updates the Audit Committee on material enterprise risk issues and presents, and the Audit Committee assesses, at least quarterly, the Company’s and its subsidiaries’ major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and procedures. During 2025, the Company further enhanced its policies and procedures regarding enterprise risk management, as described in this Proxy Statement under the heading “2025 Implementation of New Measures.”
During each quarterly meeting of our Audit Committee, the members of the Audit Committee meet with the Company’s Chief Compliance Officer, independent auditors and counsel, in each case, without management present, to discuss the specific areas of risk identified during the quarter, if any.
The Audit Committee is authorized to utilize outside legal counsel, internal staff, independent experts, and other consultants to assist and advise the committee in connection with its responsibilities, including the evaluation of the Company’s major risk exposures. The Company’s Chief Compliance Officer regularly, and no less than quarterly, briefs the Audit Committee, who in turn reports to the full Board, on matters of ethics and compliance that arise during the quarter.
In addition, if there are particular areas of exposure or applicable emerging areas of risk, for which directors do not already have expertise or familiarity, the Company leverages the expertise of management and/or outside advisors to provide training sessions to our Board.
2025 Implementation of New Measures
In light of matters arising during 2025, the Board and the Audit Committee devoted additional attention to the Company’s financial reporting, internal controls, compliance and enterprise risk oversight processes. During 2025 and into 2026, this included increased engagement with management and outside advisors regarding the Lugano matters, the restatement process, remediation efforts, enhancements to internal control and monitoring processes, strengthening of the Company’s internal audit capabilities, and related governance and oversight enhancements across the Company’s operating subsidiaries and under the Management Services Agreement.
The new measures that were implemented and will continue to be implemented include, without limitation:
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Outsourcing the organization’s internal audit function to a qualified third-party service provider to support risk assessment, testing, and monitoring activities and to provide additional resources and expertise;

•	Re-evaluating the organization’s investment processes, parameters, risk assessment and governance requirements over subsidiaries;
•	Supplementing the organization’s post-acquisition onboarding processes;
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Evaluating and enhancing the organization’s risk and compliance functions, including the effectiveness of implementation and monitoring of risk management and controls at the subsidiary level and the program(s) established for employees (and others) to report concerns;

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Enhancing processes for identifying and assessing risks at operating subsidiaries, including procedures designed to identify and evaluate industry-specific risks and practices, and to incorporate those risks into the organization’s control design and monitoring activities;

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Implementing additional management review and monitoring procedures focused on areas of elevated risk across operating subsidiaries, refining the level of precision of such monitoring controls, and including processes intended to improve the timeliness and effectiveness of escalation of control issues and other indicators of risk to senior management and the Audit Committee; and

•	Continuing to evaluate and update policies, procedures, and governance practices relating to subsidiary oversight and financial reporting.
The Company may also determine that additional measures are appropriate as its evaluation continues.
Board Role in Strategic Planning
The Board is involved in strategic planning and review throughout the year. Additionally, during one quarter of each year, the Board meets in a separate session dedicated to a

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discussion regarding the Company’s strategy. The Board’s Chair and Chief Executive Officer review developments against the Company’s strategy at Board meetings and management provides updates to the Board between regularly-scheduled sessions, as necessary. In addition, the Board approves specific initiatives throughout the year, including acquisitions and divestitures over a certain monetary threshold. The Board (or the appropriate committee) reviews trends identified as significant risks and other items of strategic interest such as sustainability and cybersecurity on a regular basis at each quarterly meeting. The Board’s annual schedule includes at least one (1) meeting per year during which a subsidiary chief executive officer presents to the Board regarding such subsidiary’s business, operations, strategy, and culture, on a rotating basis. This provides the Board with the opportunity to engage directly with subsidiary leadership.
Board Oversight of Succession Planning
Our Board views succession planning as an important part of its oversight responsibilities. From time to time, the Board discusses leadership continuity and succession-related matters with management, including with respect to key leadership roles and contingency planning. The Board expects to continue considering succession-related matters as part of its broader oversight of the Company’s leadership and governance framework.
Board Oversight of Cybersecurity
Our Board considers cybersecurity and cyber risk as part of its risk oversight function and has delegated oversight of cybersecurity risks to the Audit Committee. Two of the directors serving on our Audit Committee, Ms. Locke Simon and Ms. Shaffer, hold CERT Cybersecurity Oversight Certification from Carnegie Mellon. The Audit Committee has oversight responsibility for risks and incidents relating to cybersecurity threats, including compliance with disclosure requirements and related effects on financial and other risks, and it reports any findings and recommendations, as appropriate, to the full Board for consideration. Senior management regularly discusses cyber risks and trends, no less than quarterly, and, if they should arise, will discuss any material incidents with the Audit Committee. Both the Board and the Audit Committee periodically review the measures we have implemented to identify and mitigate cybersecurity risks. As part of such reviews, our Board and Audit Committee receive periodic reports and presentations, no less than quarterly, from members of the management team responsible for overseeing cybersecurity risk management. These periodic reviews address various topics, including evolving regulatory standards, recent developments, vulnerability assessments, third-party reviews, and other information security topics that senior management deems necessary. We have also established protocols by which certain cybersecurity incidents that meet established reporting thresholds are escalated internally and, where appropriate, reported to the Audit Committee or the Board in a timely manner. See Part I, Item 1C. Cybersecurity of our Annual Report on Form 10-K filed with the SEC on February 27, 2026 (the “Form 10-K”), for more information regarding our cybersecurity practices.
Communications with our Board
Shareholders and other interested parties may communicate
with the Board, the non-management directors as a group
or any individual director by email at BOD@compassdiversified.com or by writing to:
Attention: [Board of Directors] [Board Member]
c/o Carrie W. Ryan, Secretary
301 Riverside Avenue, Second Floor
Westport, Connecticut 06880
Communications addressed to an individual director are forwarded to that director. Communications addressed to the Board or to the non-management directors as a group are forwarded to the Chair of the Board or, as appropriate, to the relevant non-management directors. Communications relating to ordinary business matters, commercial solicitations, customer complaints, improper or irrelevant topics, or matters that are more appropriately directed to management may be forwarded to the appropriate function within the Company or may not be forwarded to directors, as appropriate.
The Company also maintains a confidential and anonymous Ethics and Compliance reporting hotline, which may be used to report concerns relating to ethics, compliance, accounting, internal controls, auditing matters or similar issues. Communications submitted through the hotline are handled in accordance with the Company’s reporting and escalation procedures and, where appropriate, are brought to the attention of the Audit Committee, another appropriate committee of the Board or the full Board.
In addition, the Chair of the Board and committee chairs may, from time to time and as appropriate, participate in shareholder engagement efforts.

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Certain Relationships and Related Persons Transactions
Policy for Approval of Related Person Transactions
Our Board’s Nominating/Governance Committee, which is composed entirely of independent directors, is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following related persons have or will have a direct or indirect material interest:
•	our Chief Executive Officer and/or Chief Financial Officer;
•	our directors; and
•	other members of the management team involved in the oversight of the day-to-day operations of the Company and its subsidiaries.
Pursuant to the written terms of our code of ethics, any transaction required to be disclosed pursuant to Item 404 of Regulation S-K (“related person transactions”) must be brought to the attention of and reviewed and approved for potential conflicts of interest by our Board’s Nominating/Governance Committee. The Company may not enter into or engage in any related person transaction with a related person without such approval. Additionally, all related person transactions are to be considered and conducted in a manner such that no preferential treatment is given to any such dealing of transactions. All related person transactions involving an acquisition from or sale to an affiliate of our Manager, including any entity managed by an affiliate of our Manager, must be submitted to the Nominating/Governance Committee for pre-approval. Details of related person transactions will be publicly disclosed as required by applicable law.
Relationships with Related Persons
Our Manager
Our Manager, of which our Chief Executive Officer serves as the managing member, manages the day-to-day operations and affairs of the Company and oversees the management and operations of the Company’s subsidiary businesses. Collectively, our management team has extensive experience in acquiring and managing small and middle-market businesses. We believe our Manager’s experience in acquiring, operating and overseeing businesses of the size and nature of our subsidiary businesses supports the Company’s overall strategy and long-term value creation.
While our Manager provides management services to the Company, it is also permitted to provide services, including services similar to the management services provided to the Company, to other entities. Accordingly, the Management Services Agreement does not create a mutually exclusive relationship between our Manager and the Company or its businesses. Subject to the terms of the Management Services Agreement, our Manager and its personnel may engage in other business activities. Our relationship with our Manager is governed principally by the Management Services Agreement.
Our Manager receives management fees, offsetting management fees and reimbursement for certain expenses incurred on behalf of the Company, and uses those amounts to pay compensation, overhead, out-of-pocket and certain other expenses of our Manager, satisfy its contractual obligations and make distributions to its equity holders in accordance with its organizational documents. No officer or director of the Company other than Mr. Sabo owns equity in our Manager.
Management Services Agreement
The Company and our Manager are parties to the Management Services Agreement, pursuant to which our Manager manages the day-to-day operations and affairs of the Company and oversees the management and operations of the Company’s businesses. In exchange for those services, the Company pays our Manager a quarterly management fee.

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February 2026 Amendments to the Management Services Agreement
Effective February 23, 2026, the Company and our Manager entered into the Eighth Amended and Restated Management Services Agreement, which implemented a number of changes intended to strengthen Board oversight, clarify accountability and further align the Management Services Agreement with the Company’s governance and financial objectives.
Among other things, the February 2026 amendments:
•	require our Manager to repay any overpaid management fees, absent the Company’s written consent;
•
provide that, if the Company outsources certain services to third-party providers other than the Manager, the management fees otherwise payable to the Manager will be reduced on a dollar-for-dollar basis;

•
require individuals seconded from the Manager to the Company, including the Company’s Chief Executive Officer and Chief Financial Officer, to serve on a substantially full-time basis and not devote material time and attention to other business activities without the Company’s approval;

•
provide the Board with authority to prohibit any individual or entity from providing services to the Company based on the Board’s good faith judgment that doing so is in the best interests of the Company;

•
provide that no employee, delegate or appointee of the Manager may bind, or represent to third parties that he or she has authority to bind, the Company or any of its subsidiaries without due authorization of the Company; and

•	require the Manager to indemnify the Company to substantially the same extent that the Company indemnifies the Manager under the Management Services Agreement.
The Company may also, in its discretion, continue to make cash payments of management fees while overpaid management fee repayments remain outstanding, in which case such payments may bear interest at a rate agreed between the Company and the Manager.
January 2025 Amendments to the Management Services Agreement
Effective January 15, 2025, the Company and our Manager entered into the Seventh Amended and Restated Management Services Agreement, which restructured the management fee payable under the Management Services Agreement to consist of a base management fee and an incentive management fee.
Pursuant to that amendment, the base management fee is calculated as: (i) 2.0% of the Company’s adjusted net assets when adjusted net assets are less than or equal to $3.5 billion; (ii) the amount determined under clause (i), plus 1.25% of the amount of adjusted net assets in excess of $3.5 billion, when adjusted net assets are more than $3.5 billion but less than $10 billion; or (iii) 1.5% of adjusted net assets when adjusted net assets are $10 billion or more.
The incentive management fee is calculated as 0.25% of the amount of adjusted net assets in excess of $3.5 billion but is payable only when adjusted net assets are more than $3.5 billion but less than $10 billion and the Company’s annualized internal rate of return on equity for the trailing three-year period exceeds 12%. Any incentive management fee paid to our Manager may be distributed only among the then-current Employees (as defined in the Management Services Agreement) of our Manager, and the payment of any such incentive management fee is subject to approval by the Compensation Committee of the Board.
The January 2025 amendment also eliminated integration services fees payable by the Company’s subsidiaries to the Manager and excluded excess cash held by the Company and its subsidiaries, subject to certain exceptions, from the calculation of the Company’s adjusted net assets, together with certain other changes.
Management Fees and Reimbursements
Management fees due to our Manager under the Management Services Agreement are required to be paid prior to the payment of any distributions to shareholders. Pursuant to the Management Services Agreement, our Manager is also entitled to enter into offsetting management services agreements with the Company’s operating subsidiaries. Fees paid by subsidiaries to the Manager under those agreements offset, on a dollar-for-dollar basis, the

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management fee otherwise due from the Company to the Manager under the Management Services Agreement for the applicable period.
For the years ended December 31, 2025, 2024 and 2023, the Company incurred approximately $17.9 million, $74.8 million and $67.9 million, respectively, in management fees under the Management Services Agreement, of which approximately $11.4 million, $68.0 million and $61.9 million, respectively, were paid directly by the Company.
Pursuant to the Management Services Agreement, the Company also reimbursed the Manager for approximately $7.0 million, $8.8 million and $6.4 million during the years ended December 31, 2025, 2024 and 2023, respectively, principally for occupancy and staffing costs incurred by the Manager on behalf of the Company.
Effect of Restatement on Management Fees
As a result of the restatement of the Company’s financial statements as of and for the periods ended December 31, 2024, 2023 and 2022, as well as the period ended December 31, 2021, and the revisions reflected in the quarter ended March 31, 2025, the Company determined that management fees previously paid to the Manager exceeded the amounts that should have been due under the Management Services Agreement. The Company has quantified those excess management fees and is recovering them through the contractual recovery and offset mechanisms provided under the Management Services Agreement, including dollar-for-dollar reductions of future amounts otherwise payable to the Manager.
The Company calculated the aggregate amount of excess management fees paid as a result of the restatement to be $50.4 million. During 2025, due to restrictions on the payment of management fees under the forbearance arrangements entered into between the Company and its senior secured lenders, the Company paid $16.6 million less in management fees than would otherwise have been due during 2025, thereby reducing the amount of excess management fees outstanding as of December 31, 2025 to $33.8 million. The Company recorded that amount as an asset due from the Manager.
For the fourth quarter of 2025, the total management fee expense incurred was $14.3 million, of which $13.0 million remained unpaid as of December 31, 2025 and further offset the amount due from the Manager, resulting in a net receivable of $20.8 million at December 31, 2025. The Company intends to continue reducing future amounts payable under the Management Services Agreement until the excess management fees have been fully recouped.
Additional information regarding the calculation of management fee amounts that were in excess of the amounts due following the restatement is included in Note Q to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K filed on February 27, 2026.
Offsetting Management Services Agreements
Pursuant to the Management Services Agreement, our Manager may enter into offsetting management services agreements with each of our subsidiaries. The amount of the fee under any such agreement is negotiated between our Manager and the applicable subsidiary management team and is based on the value of the services to be provided. Our Manager has entered into offsetting management services agreements with each of our subsidiaries.
All fees paid directly by a subsidiary to our Manager pursuant to an offsetting management services agreement during any fiscal quarter offset, on a dollar-for-dollar basis, the management fee otherwise due and payable from the Company to our Manager under the Management Services Agreement for that quarter. Offsetting management fees paid by our subsidiaries were approximately $6.6 million, $6.8 million and $6.0 million during fiscal years 2025, 2024 and 2023, respectively.
Integration Services Agreements
In the first year following the acquisition of a subsidiary, our Manager historically provided integration services to the newly acquired business, including assistance with periodic reporting, corporate governance and Sarbanes-Oxley compliance matters, sustainability framework implementation, policy review and alignment, and establishment of an appropriate governance structure.
Prior to the January 2025 amendment to the Management Services Agreement, those services were performed pursuant to separate integration services agreements entered into

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between the Manager and the applicable subsidiary, and integration services fees were paid to the Manager for such services.
The Honey Pot Company, which the Company acquired in 2024, entered into an integration services agreement pursuant to which it paid our Manager an integration services fee of $3.5 million, in equal quarterly installments, over the twelve-month period commencing June 30, 2024. There were no other integration services fees paid during the year ended December 31, 2025.
During the years ended December 31, 2024 and 2023, our Manager received $2.6 million and $2.4 million, respectively, in total integration services fees from the Company’s subsidiaries. All integration services agreements were approved by the Board’s Nominating/Governance Committee in accordance with the Company’s governing documents.
Pursuant to the January 2025 amendment to the Management Services Agreement, our Manager will no longer enter into integration services agreements with the Company’s subsidiaries and will no longer receive integration services fees in respect of integration services it continues to provide to newly acquired subsidiaries.
Limited Liability Company Agreement of the Company
The Company has two types of equity interests: trust interests and allocation interests. The Trust is the sole owner of 100% of the trust interests of the Company. Pursuant to the Company’s LLC Agreement, the Trust owns an identical number of trust interests in the Company as exist for the number of outstanding shares of stock of the Trust. Sostratus LLC, who we refer to as the “Allocation Member”, owns 100% of the Company’s allocation interests. Pursuant to the LLC Agreement, the Allocation Member is entitled to receive, if it so elects, a payment representing the positive contribution based profit realized by the Company following the acquisition of a subsidiary, which we refer to as a “profit allocation payment”, upon the occurrence of a “Holding Event” (each five-year anniversary of the acquisition of such subsidiary) or a “Sale Event” (a sale by the Company of a material amount of such subsidiary’s stock or assets), in each case, as defined in the LLC Agreement.
If the Allocation Member elects to receive such payment in respect of a Holding Event or Sale Event of a subsidiary, the Company will make a profit allocation payment to the Allocation Member if the Company’s profits with respect to a subsidiary exceed an annualized hurdle rate of 7%, which hurdle is tied to such subsidiary’s adjusted net assets (as defined in the LLC Agreement) relative to the sum of all of our subsidiaries’ adjusted net assets. The calculation of profit allocation with respect to a particular subsidiary will be based on:
•
such subsidiary’s contribution-based profit, which generally will be equal to such subsidiary’s aggregate contribution to the Company’s profit during the period such subsidiary is owned by the Company; and

•	the Company’s cumulative gains and losses to date.
Generally, a profit allocation payment will be made in the event that the amount of profit allocation exceeds the annualized hurdle rate of 7% in the following manner: (i) 100% of the amount of profit allocation in excess of the hurdle rate of 7% but that is less than the hurdle rate of 8.75%, which amount is intended to provide the Allocation Member with an overall profit allocation of 20% once the hurdle rate of 7% has been surpassed; and (ii) 20% of the amount of profit allocation in excess of the hurdle rate of 8.75%. The Board’s Audit Committee, which is comprised solely of independent directors, approves the calculation of any profit allocation payment to be made to the Allocation Member.
Certain persons who are employees and/or partners of our Manager, including Mr. Sabo, the Company’s Chief Executive Officer and Mr. Keller, the Company’s Chief Financial Officer, each owned (directly or indirectly) a percentage of the equity interests in the Allocation Member at December 31, 2025 and December 31, 2024. This ownership entitles them to receive distributions from the Allocation Member when and if the Allocation Member receives a profit allocation payment from the Company. At December 31, 2025 and December 31, 2024, the remaining percentage of the equity interests in the Allocation Member was held by CGI Diversified Holdings LP, the estate of a former Company director, and the former founding partners and certain former employees of the Manager.
No distribution payments were made to the Allocation Member during 2025. The Allocation Member received distribution payments of $48.9 million and $26.5 million, as a

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result of Sale Events and Holding Events that occurred in the years ending December 31, 2024 and December 31, 2023, respectively.
The Lugano bankruptcy in November 2025 represented a Sale Event and the corresponding loss associated with such Sale Event will reduce future allocation payments to the Allocation Member. The LLC Agreement also contains a mechanism to adjust future profit allocation payments by over-paid and under-paid profit distributions. The Company intends to cause future profit allocation payments to be adjusted, as necessary, to reflect the impact of the restatement of the Company’s financial statements, as described in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.
Other Related Person Contracts
None.

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Director Compensation
Our Board’s Compensation Committee is responsible for periodically evaluating and making recommendations to our Board concerning the total compensation package for non-management directors. To effectively align the interests of our directors and shareholders, our 2025 non-management director compensation was designed to include a balanced combination of cash retainers and compensation which our directors were encouraged to use to purchase shares of Trust common stock, which we refer to as the “equity retainer” for our directors.
2025 Compensation Non-Management Directors
The elements of our annual non-management director compensation for fiscal year 2025 were as follows:

Annual cash retainer	$100,000
Annual equity retainer (1)	$120,000
Annual Nominating/Governance Committee chair cash retainer (2)	$10,000
Annual Compensation Committee chair cash retainer (2)	$10,000
Annual Audit Committee Chair cash retainer (2)	$40,000
Annual Independent Board Chair cash retainer	$157,500
Annual Independent Board Chair equity retainer (1)	$132,500
(1)	Each director may elect to receive this amount in cash.
(2)	This is in addition to the annual director cash and equity retainers payable to all non-management directors.
All cash retainers are paid in equal installments, quarterly in arrears. Directors do not receive additional compensation for attendance at Board or committee meetings. Directors (including the Board Chair and the director appointed by the Allocation Member) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or its committees. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company by the directors, in their capacity as directors, including director training, continuing education programs, director certification programs, and membership to organizations that provide thought leadership and peer-to-peer networking opportunities for directors, as applicable, in each case, in accordance with the policies of the Company as in effect from time to time. Upon recommendation of our Compensation Committee and ratification by the full Board, certain changes to director non-equity compensation were approved for fiscal year 2026.
2026 Compensation Non-Management Directors
The elements of our annual non-management director compensation for fiscal year 2026 are as follows:

Annual cash retainer	$100,000
Annual equity retainer (1)	$120,000
Annual Nominating/Governance Committee chair cash retainer (2)	$15,000
Annual Compensation Committee chair cash retainer (2)	$20,000
Annual Audit Committee Chair cash retainer (2)	$40,000
Annual Audit Committee Member cash retainer (2)	$10,000
Annual Independent Board Chair cash retainer	$157,500
Annual Independent Board Chair equity retainer (1)	$132,500
(1)	Each director may elect to receive this amount in cash.
(2)	This is in addition to the annual director cash and equity retainers payable to all non-management directors.

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Annual Equity Retainer
While directors may elect to receive such amount in cash, the annual “equity retainer” portion of our non-management directors’ compensation is strongly encouraged to be used by our directors to purchase shares of Trust common stock. Consequently, each non-management director who elects to use such award to purchase shares of Trust common stock receives that number of shares of Trust common stock that can be purchased using the “equity retainer” amount at the market price for shares of Trust common stock on the date of purchase.
Since 2024, the “equity retainer” for our non-management directors has been established in May of each year, prospectively, in respect of expected service during the twelve-month period commencing on the date of the annual shareholders meeting. In respect of the service period from the 2025 annual meeting to the 2026 annual meeting, the applicable equity retainers were accrued for in May 2025. Payment of those accrued amounts was postponed in light of the restatement of the Company’s consolidated financial statements for the year ended December 31, 2024, and was initiated in the first quarter of 2026 following consideration by the Board. No Trust common shares were purchased on behalf of directors in respect of the 2025 equity retainer.
Beginning with the 2026 annual meeting, equity retainers will be paid quarterly in arrears over the applicable annual service period rather than as a single upfront payment. The aggregate amount of the equity retainer for the 2026-2027 service period will not change as a result of this revised payment timing.
Compensation of Appointed Director(s)
Pursuant to our LLC Agreement, neither the Allocation Member’s Appointed Director(s), nor any executive officer of the Company serving as a director who is an employee of our Manager, may be paid compensation as a director or chair of any committee or subcommittee of the Board; provided, however, these directors may be reimbursed for their expenses, if any, incurred with respect to their attendance at each meeting of the Board, as well as any expenses reasonably incurred in their capacities as directors. Accordingly, Mr. Sabo, our Chief Executive Officer and currently the Allocation Member’s sole Appointed Director, does not receive compensation from the Company for his role as a director. Mr. Sabo is reimbursed by the Company for his expenses, if any, incurred with respect to his attendance at each meeting of the Board and any expenses reasonably incurred in his capacity as a director.
2025 Compensation All Directors
The following table sets forth the compensation paid or accrued by us for all of our directors in respect of their service during 2025:

Director Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Current Directors
Larry L. Enterline	$290,000	$290,000
Harold S. Edwards (2)	$230,000	$230,000
Eugene L. Kim	—	—
Heidi Locke Simon	$220,000	$220,000
Nancy B. Mahon (3)	$230,000	$230,000
Glenn R. Richter	—	—
Elias J. Sabo	—	—
Teri R. Shaffer (4)	$260,000	$260,000
Former Directors
Alexander S. Bhathal	$220,000	$220,000
James J. Bottiglieri	$220,000	$220,000
Gordon M. Burns (5)	$62,630	$62,630
(1)
The annual “equity retainer” for non-management directors in respect of the service period from the 2025 annual meeting to the 2026 annual meeting was accrued in full in May 2025. Although payment of that retainer was postponed and made in 2026, the amount was treated as earned in 2025 and is therefore reflected in the “Fees Earned or Paid in Cash” column for 2025. No common shares were purchased by the Company on behalf of directors in respect of the 2025 equity retainer.

(2)	Includes $10,000 annual cash retainer for serving as chair of the Board’s Compensation Committee.
(3)	Includes $10,000 annual cash retainer for serving as chair of the Board’s Nominating/Governance Committee.
(4)	Includes $40,000 annual cash retainer for serving as chair of the Board’s Audit Committee.
(5)	Reflects payments in respect of service period from January 1, 2025 through June 7, 2025.

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PROPOSAL 2:
ADVISORY VOTE REGARDING
EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote, on a non-binding and advisory basis, on the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. This advisory vote is commonly referred to as a “say-on-pay” vote.
As described in greater detail under “Compensation Discussion and Analysis,” the Company’s executive compensation structure reflects the Company’s external management arrangement. Our Chief Executive Officer is seconded to the Company by our Manager and is not compensated directly by the Company, while the compensation of our Chief Financial Officer is reviewed and approved by the Board’s Compensation Committee. The compensation disclosure in this Proxy Statement is intended to describe that structure clearly, including the Company’s compensation decisions for 2025 and the related disclosure required by SEC rules.
In recommending that shareholders vote FOR this proposal, the Board considered, among other things, the Company’s external management structure, the Compensation Committee’s oversight of the compensation paid to the Company’s Chief Financial Officer, and the disclosures in this Proxy Statement regarding the Company’s compensation practices, clawback analysis and related governance actions. The Board believes that the compensation of the named executive officers, as disclosed in this Proxy Statement, is appropriate in light of the Company’s structure and the facts and circumstances applicable to fiscal year 2025.
We are asking our shareholders to approve, on a non-binding and advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations and evaluate whether any actions are necessary to address shareholder concerns. We currently hold our advisory vote on executive compensation annually. Thus, we expect to hold our next advisory vote on executive compensation at the 2027 Annual Meeting.
Recommendation of Our Board
Our Board recommends that you vote, on a non-binding and advisory basis, FOR the resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement.

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Compensation Discussion and Analysis
Our Structure and Management
Our organization is comprised of the Company, the Trust and our Manager, which are separate, independent, business entities that work closely together to own, operate and manage our subsidiaries. We continuously work with our subsidiaries to achieve growth organically and through add-on acquisitions, and we opportunistically evaluate strategic alternatives and assess the appropriate individual course of action for each of those companies, without regard to external and unrelated factors.
Our Manager provides management services to the organization in accordance with the Management Services Agreement with the Company. The Management Services Agreement defines the duties and responsibilities of our Manager, its relationship with the Company, and the areas over which the Company’s Board has ultimate oversight and authority. The Manager, in exchange for a management fee, is tasked with performing the services necessary for the day-to-day business, operations and affairs of the Company’s business, as the Company currently does not have any employees.
The services necessary for the operation of the Company’s business are performed by employees of our Manager under the leadership of Mr. Elias Sabo and Mr. Stephen Keller, who are seconded to the Company as Chief Executive Officer and Chief Financial Officer, respectively. This means that they have been assigned by our Manager to work for the Company during the term of the Management Services Agreement.
Our Business
Compass Diversified acquires, owns and actively manages a diverse group of middle-market businesses across the branded consumer and industrial sectors. We are an experienced acquirer and manager of middle-market North American companies. Since 2006, we have acquired and operated twenty-four (24) businesses and have supported our subsidiaries as they consummated thirty-five (35) add-on acquisitions during that same period. Currently, our subsidiary businesses include five (5) branded consumer businesses and three (3) industrial businesses. We believe our public company structure gives us a capital structure advantage and provides our subsidiaries with a much more stable source of funding than is available to stand-alone private, leveraged entities. Our capital structure allows us to take longer-term views and positions us to deliver returns across a wide range of economic climates.
Guided by our buy, build, and grow philosophy, we seek to create lasting value for our stakeholders.
Overview of Our Executive Compensation
Our Manager determines and pays the compensation of the executive officers seconded to us, as well as the employees of our Manager performing services on our behalf. We do not reimburse our Manager for the compensation paid to our Chief Executive Officer, Mr. Sabo. We do, however, pay our Manager a quarterly management fee and our Manager uses the proceeds from the management fee to pay employees performing services on our behalf, to cover the Manager’s operating expenses and to pay distributions to Mr. Sabo in respect of his equity ownership interest in and role as the managing member of our Manager. Our Board’s Compensation Committee, which is comprised solely of independent directors, oversees the calculation and payment of the management fee paid to our Manager. Any individuals seconded from the Manager to the Company (including, but not limited to, the Company’s Chief Executive Officer and Chief Financial Officer), must serve on a substantially full-time basis. Such seconded individuals may not devote material time and attention to any business activities other than the businesses of the Company and its subsidiaries without the authorization and approval of the Board’s Nominating/Governance Committee, which is comprised solely of independent directors.
The Company’s Board, after due consultation with the Manager, has the right to request that the Manager replace any individual seconded to the Company, including, without limitation, Mr. Sabo as the Company’s Chief Executive Officer, and Mr. Keller as the Company’s Chief Financial Officer, in each case, subject to the terms and conditions of the Management Services Agreement and the LLC Agreement. The Company’s Board also has the right to prohibit any employee of the Manager or any other individual or entity, including consultants or other third party

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service providers, from providing services to the Company if, in the good faith judgment of the Board, such prohibition is in the best interest of the Company.
We do not grant option awards and, therefore, the Company does not have a policy on the timing of awarding option-like awards in relation to the disclosure of material nonpublic information.
Pursuant to the Management Services Agreement, we reimburse our Manager for the compensation paid to our Chief Financial Officer, Mr. Stephen Keller. Such reimbursement is approved by the Compensation Committee, which is comprised solely of independent directors. The terms and conditions of Mr. Keller’s employment is governed by an employment agreement between our Manager and Mr. Keller. A description of the compensation of Mr. Keller is set forth below under the heading “Employment Agreements – Employment Agreement with Stephen Keller.”
The discussion below relates to the compensation policies and philosophy for Mr. Keller only, as the services performed by the Company’s Chief Executive Officer are provided at the cost of the Manager and are not reimbursed by the Company.
Shareholder Engagement
Since the Company first began holding an advisory Say-on-Pay vote, a majority of shareholders voting have approved the compensation of the Company’s named executive officers. Over the past three (3) years, support for the Company’s Say-on-Pay proposal has exceeded 80%, including 84.60% at the Company’s 2024 annual shareholders meeting. The Company has, from time to time, engaged with certain shareholders regarding matters including executive compensation and the Company’s management structure in order to better understand shareholder perspectives and voting decisions. Feedback received through those efforts is considered, together with other relevant factors, in the Company’s ongoing review of its executive compensation and related disclosures.
Elements of Our Executive Compensation and How Each Relates to Our Overall Compensation Objectives
The employment agreement for Mr. Keller provides that annual compensation is to be paid through a combination of a base salary and an annual cash bonus. Both elements are designed to be competitive with comparable employers in our industry and intended to provide incentives and reward Mr. Keller for his contributions to the Company.
Objectives of Our Executive Compensation and What It Is Designed to Reward
The primary objective of the aforementioned elements of our executive compensation is to attract and retain a qualified and talented individual to serve as our Chief Financial Officer. Through payment of a competitive base salary, we recognize particularly the experience, skills, knowledge and responsibilities required of the Chief Financial Officer position. An annual cash bonus is designed to reward our Chief Financial Officer’s individual performance during the year and can therefore be variable from year to year.
How We Determine the Amount of Each Element of Executive Compensation for our Chief Financial Officer
To determine the amount of our Chief Financial Officer’s compensation, we consider competitive market practices by reviewing publicly available information across our industry and related industries. When establishing Mr. Keller’s 2025 base salary, management and the Board’s Compensation Committee considered several factors, including his background, skills, experience, the functional role of his position, the level of his responsibility, and his base salary with previous employers. The Compensation Committee also considered feedback received from our shareholders who engage in regular communications with our management team, the most recent advisory votes on executive compensation, which were supported by a majority of our shareholders in each of fiscal years 2024 and 2023, and whether such compensation achieves the objective of appropriately rewarding our Chief Financial Officer for his contributions to our business, including its growth and profitability.
Our Chief Financial Officer’s compensation is reviewed on an annual basis. Factors considered in determining increases to our Chief Financial Officer’s salary level are the employment market for chief financial officers of public entities comparable to the Company in size, industry and complexity, the breadth and scope of the responsibilities of the Chief Financial Officer within our organization, his performance in prior years (as assessed by our Compensation Committee in accordance with

36	2026 Proxy

the factors outlined below) and the retention of our Chief Financial Officer. We expect Mr. Keller’s salary to increase annually with adjustments largely reflecting additional responsibilities assumed, growth of the Company and the related increase in the complexity of the position of Chief Financial Officer within our organization, to appropriately reward Mr. Keller for his contributions to our growth and profitability, thereby retaining his services and to compensate for cost-of-living increases.
The annual cash bonus element of our executive compensation policy is determined on a discretionary basis and is largely based upon the job performance of our Chief Financial Officer in completing his responsibilities. In determining the amount of Mr. Keller’s annual cash bonus, our Compensation Committee assesses his performance in respect of: (i) the nature and quality of the internal and financial reporting controls; (ii) management of the Company’s financial accounting staff; (iii) the performance of the Company’s financial accounting function and its ability to perform assigned tasks on a timely basis; (iv) his and the financial accounting staff’s interactions with the Company’s outside independent auditors on the strength of the controls environment, the strength of the Company’s finance function generally and the level of cooperation received by such independent auditors in the conduct of the Company’s audit; (v) his and the financial accounting staff’s interaction with the management of our subsidiary businesses; and (vi) his lead role in capital raises and in investor relations. Our Chief Financial Officer’s bonus is not based upon the performance of the Company and, due to the discretionary nature, may be unrelated to the amount of his base salary, although his employment agreement provides that his target annual incentive bonus will be equal to or greater than 50% of his base salary.
Compensation Information from Our Manager and the Allocation Member
Our Manager and the Allocation Member have provided us with certain information to help put into context the amounts paid or distributed to our named executive officers in 2025 by our Manager and the Allocation Member in relation to the management fee we paid to our Manager and any profit allocation payment paid to the Allocation Member, respectively.
Our Chief Executive Officer, Mr. Sabo, is our only executive officer who owns equity in our Manager. Mr. Sabo receives compensation from our Manager which is not reimbursed by us. Our Manager estimates that the total amount paid or distributed to Mr. Sabo, that was reasonably associated with his services as our Chief Executive Officer during 2025 was approximately $2.8 million in the aggregate and represented 16% of the $17.9 million management fee paid or payable by us to our Manager in 2025. Our Manager estimates that the total amount paid or distributed to Mr. Sabo, that was reasonably associated with his services as our Chief Executive Officer during 2024 was approximately $5.5 million in the aggregate and represented 7.35% of the $74.8 million1 management fee paid or payable by us to our Manager in 2024. Our Manager estimates that the total amount paid or distributed to Mr. Sabo, that was reasonably associated with his services as our Chief Executive Officer during 2023 was approximately $4.5 million in the aggregate and represented 6.6% of the $67.92 million management fee paid or payable by us to our Manager in 2023. Of the total compensation paid to Mr. Sabo by our Manager in 2025 that was reasonably estimated to be associated with his services as our Chief Executive Officer, approximately 17% was fixed, and approximately 83% was variable or incentive pay. Of the total compensation paid to Mr. Sabo by our Manager in 2024 that was estimated to be reasonably associated with his services as our Chief Executive Officer, approximately 8.7% was fixed, and approximately 91.3% was variable or incentive pay. Of the total compensation paid to Mr. Sabo by our Manager in 2023 that was estimated to be reasonably associated with his services as our Chief Executive Officer, approximately 10.5% was fixed, and approximately 89.5% was variable or incentive pay. The amount of such variable or incentive pay is determined primarily by the amount of Mr. Sabo’s equity interest in our Manager and the amount of our Manager’s income derived from the Company, with applicable adjustments, excluding the estimated amount Mr. Sabo would have received had he not provided services to us. The foregoing estimate is provided solely to help shareholders understand the Company’s external management structure and is not intended to represent a determination of Mr. Sabo’s annual total compensation for purposes of Item 402(u) of Regulation S-K.
[1]	Does not include subsequent adjustments to the $74.8 million paid in 2024 as a result of Overpaid Management Fees during such period.
[2]	See footnote 1.

37	2026 Proxy

Although Mr. Sabo is the managing member and an equity holder of our Manager and therefore has an interest in the management fee paid to our Manager and may receive cash distributions from our Manager periodically at its discretion, our Manager does not compensate Mr. Sabo specifically for his services to us. During 2025, 2024 and 2023, Mr. Sabo also provided other services to our Manager. Pursuant to the February 2026 Amendments to the Management Services Agreement, going forward Mr. Sabo, as an officer seconded to the Company, is expected to serve the Company on a substantially full-time basis and not devote material time and attention to any business activities other than the businesses of the Company and its subsidiaries without the authorization and approval of the Company’s Nominating/Governance Committee.
Our Chief Financial Officer, Mr. Keller, whose compensation is paid by our Manager and fully reimbursed by us, does not own equity in our Manager or receive compensation from our Manager reasonably associated with his services as our Chief Financial Officer, other than that compensation which is or was reimbursed by us, as disclosed elsewhere in this Proxy Statement.
During 2025, no amounts were paid or distributed to Messrs. Sabo or Keller by the Allocation Member. The Allocation Member estimates that the total amount paid or distributed to Messrs. Sabo and Keller in 2024 that was reasonably associated with their services to us was approximately $10.2 million in the aggregate, which consisted of approximately $10.2 million to Mr. Sabo and $0 to Mr. Keller, and represented approximately 20.9% of the $48.9 million profit allocation payment paid or payable by us to the Allocation Member in 2024. The Allocation Member estimates that the total amount paid or distributed to Mr. Sabo in 2023 that was reasonably associated with his services to us was approximately $4.6 million and represented approximately 17.4% of the $26.5 million profit allocation payment paid or payable by us to the Allocation Member in 2023.
Of the total compensation paid to Messrs. Sabo and Keller by the Allocation Member that was estimated to be reasonably associated with their services to us in each of 2024 and 2023, 100% was variable or incentive pay. The amount of such variable or incentive pay to each of Messrs. Sabo and Keller is determined by the amount of his applicable equity ownership in the Allocation Member and the amount of applicable profit allocation payment paid or payable by us to the Allocation Member in 2024 and 2023, respectively, with applicable adjustments, excluding the portion of payment or distribution each would have received had either not provided services to us. Please see the section titled “Certain Relationships and Related Persons Transactions – Relationships With Related Persons – Limited Liability Company Agreement of the Company” herein for additional details regarding the calculation of the profit allocation payments.
The amount of payments or distributions by our Manager and the Allocation Member to Messrs. Sabo and Keller, as applicable, is derived by our Manager and the Allocation Member and is not within our control, except for our Manager’s compensation to Mr. Keller which is fully reimbursed by us as disclosed elsewhere in this Proxy Statement.

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Summary Compensation Table – Fiscal Year 2025
The following Summary Compensation Table summarizes the total compensation accrued for our named executive officers in each of 2025, 2024, and 2023 and should be read in conjunction with the Compensation Discussion and Analysis.

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name/Title	Year	($)	($)	($)	($)	($)	($)	($)	($)
Elias J. Sabo, CEO(1)(2)	2025	—	—	—	—	—	—	—	—
	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Stephen Keller, Current CFO (2)	2025	600,000	300,000	—	—	—	—	103,598 (3)	1,003,598
	2024	200,000	250,000	—	—	—	—	40,866 (3)	490,866
(1)
Mr. Sabo, our Chief Executive Officer, who is seconded to us by our Manager, does not receive compensation for his services directly from us. During 2025, 2024 and 2023, Mr. Sabo also provided other services to our Manager and our Manager does not compensate Mr. Sabo specifically for his services to us. We pay our Manager a quarterly management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, compensation and other expenses related to our Manager’s employees and its other members. The amount of such distribution, which relates not only to the management fee paid by us but also the Manager’s other income, is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the above summary compensation table. We incurred approximately $17.9, $74.8, and $67.9 million of management fees under the Management Services Agreement during each of 2025, 2024 and 2023, respectively. See the section titled “Certain Relationships and Related Person Transactions – Relationships with Related Persons – Management Services Agreement” for additional information about the Management Services Agreement.

(2)	Mr. Sabo and Mr. Keller did not participate in any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans during 2025, 2024 or 2023.
(3)	For 2025 and 2024, respectively, includes the below payments paid on behalf of Mr. Keller:

Year	Healthcare Contributions ($)	Insurance Premiums ($)	401(K) Contributions ($)	Housing Allowance ($)	Total ($)
2025	$38,579	$4,019	$28,000	$33,000	$103,598
2024	$12,156	$1,110	$27,600	—	$40,866

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Grants of Plan-Based Awards
None of our named executive officers participate in or have account balances in any Company sponsored plan-based award programs.
Employment Agreements
Employment Agreement with Stephen Keller. On August 31, 2024, our Manager entered into an employment agreement with Mr. Keller, as amended by that certain First Amended and Restated Employment Agreement effective as of August 31, 2024. Our Manager has seconded Mr. Keller to the Company to act as Chief Financial Officer.
For fiscal year 2025, Mr. Keller’s base salary was $600,000 per annum, as recommended by the Manager and ratified and approved by the Board’s Compensation Committee. Mr. Keller’s base salary was increased by 2% to $612,000 per annum for fiscal year 2026. Our Manager has the right to increase, but not decrease, Mr. Keller’s base salary during the term of his employment agreement. The employment agreement with our Manager provides that Mr. Keller is entitled to receive an annual bonus, with a target amount equal to 50% or more of Mr. Keller’s base salary, as determined in the sole judgment of our Manager, subject to the ratification and approval of the reimbursement of such amount by our Board’s Compensation Committee. In early 2026, Mr. Keller was awarded a cash bonus of $300,000 in respect of his services during fiscal year 2025. Such cash bonus is equal to 50% of Mr. Keller’s 2025 base salary. For a 24-month period beginning August 31, 2024, Mr. Keller is entitled to receive reimbursement for his monthly rent near Costa Mesa, California, up to a maximum amount of $3,000 per month.
Mr. Keller’s employment agreement requires Mr. Keller to protect the Company’s confidential information and abide by certain obligations with respect to the Company’s intellectual property. Information regarding Mr. Keller’s rights to payment upon termination of employment pursuant to the employment agreement can be found in this Proxy Statement under the heading titled “Potential Payments Upon Termination or Change in Control.”
Dodd-Frank Clawback Policy and Recovery of Incentive Compensation
In 2023, our Board adopted a Clawback Policy designed to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1 and Section 303A.14 of the NYSE Listed Company Manual. As disclosed in our Annual Report on Form 10-K/A filed on December 8, 2025, the Company’s restatement of previously issued financial statements required an analysis under the Clawback Policy. Following that analysis, the Company determined that no recovery was required under the Clawback Policy because it did not identify any compensation received by Mr. Sabo, Mr. Keller or Mr. Faulkingham during the applicable recovery period that constituted “Incentive Compensation” as defined in the Clawback Policy. Mr. Sabo’s economics were not paid directly by, or reimbursed by, the Company and were not awarded under a Company compensation program based on attainment of a Company financial reporting measure. In addition, the compensation of the Company’s current and former Chief Financial Officers consisted of salary and discretionary bonus arrangements that were not based on Company performance or any Company financial reporting measure.
Separately, as described under “Certain Relationships and Related Person Transactions – Relationships with Related Persons – Management Services Agreement – Effect of Restatement on Management Fees,” the Company has identified management fees previously paid to the Manager in excess of the amounts that should have been due under the Management Services Agreement as a result of the restatement and is recovering those excess amounts through the contractual recovery and offset mechanisms provided under the Management Services Agreement, including dollar-for-dollar reductions of future amounts otherwise payable thereunder. That recovery provides a meaningful, quantified, restatement-linked economic recovery to the Company, but it is separate from, and not pursuant to, the Clawback Policy.
Insider Trading Policy and Policies on Hedging and Pledging
The Company has adopted the Compass Diversified Holdings, Compass Group Diversified Holdings LLC (including subsidiaries) and Compass Group Management LLC Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, which we refer to as our “Insider Trading Policy”, which governs the purchase, sale and/ or

40	2026 Proxy

other dispositions of its securities by directors and officers of the Company and employees of the Manager. Under our Insider Trading Policy, each officer and director of the Company and employee of the Manager is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company. These individuals are also prohibited from providing such information to others. The Board believes that the Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. As noted in our Insider Trading Policy, it is also our policy that the Company will not engage in transactions of our securities in violation of insider trading laws. Our Insider Trading Policy is available on our website at https://ir.compassdiversified.com/corporate-governance/governance-overview.
To prevent speculation or hedging of executive officers’ and directors’ interests in our equity, our Insider Trading Policy prohibits short sales, hedging transactions and short-term trading (unless pursuant to stock option exercises or other employee benefit plan acquisitions) of Trust stock, and the purchase or sale of options, puts, calls, exchange-traded options, or any derivative security that has similar characteristics, by our executive officers and directors. Our Insider Trading Policy also provides that our executive officers and directors may not hold our securities (regardless of how such securities are obtained) in a margin account or pledge such securities as collateral for a loan. None of our executive officers or directors hold our securities in a margin account or have pledged our securities as collateral for a loan.
Outstanding Equity Awards at Fiscal Year-End; Option Exercises and Stock Vested
None of our named executive officers hold or have ever held options to purchase interests in us or other awards with values based on the value of our interests.
Pension Benefits
None of our named executive officers participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other deferred compensation plans maintained by us.
Potential Payments upon Termination or Change in Control
The following summarizes potential payments payable to our named executive officers upon termination of employment or a change in control.
Employment Agreement with Stephen Keller. Pursuant to his employment agreement, if Mr. Keller’s employment is terminated for any reason, including if Mr. Keller terminates his employment for other than “good reason” or if the Manager terminates his employment for “proper cause”, the Manager shall pay Mr. Keller all accrued amounts to which he may be entitled up to the termination date. In addition to accrued obligations, if Mr. Keller’s employment is terminated by the Manager other than in the event of death or disability or in the event of “proper cause” or if Mr. Keller terminates his employment for “good reason,” conditioned upon Mr. Keller’s execution (and, if applicable, non-revocation) of a full waiver and release of all claims against the Manager and its affiliates, including the Company, and their respective officers, directors, shareholders, employees and agents containing standard terms for such an agreement, the Manager shall, within sixty (60) days after the date of termination, pay Mr. Keller, in a lump sum, less legally required withholdings, an amount equal to 75% of Mr. Keller’s base salary rate at the termination date; provided, however, that in the event Mr. Keller’s employment is terminated subsequent to the end of an applicable calendar year for which performance objectives relate and an incentive bonus would otherwise be payable to Mr. Keller and such termination is due to Mr. Keller’s death or disability, by the Manager not for “proper cause”, or by Mr. Keller for “good reason”, such bonus shall be payable without regard to Mr. Keller’s termination of employment. Had such a circumstance and subsequent execution of a full release and waiver occurred as of December 31, 2025, Mr. Keller would have been entitled to receive $450,000. In the event that such termination would have occurred subsequent to December 31, 2025 and been due to Mr. Keller’s death or disability, or by the Manager not for “proper cause”, or by Mr. Keller for “good reason”, Mr. Keller would have been entitled to receive $759,000, representing 75% of his 2026 base salary, plus a $300,000 bonus.

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In Mr. Keller’s employment agreement “proper cause” is defined to mean: (a) any breach by Mr. Keller of any material provision of the employment agreement, subject to notice and an opportunity to cure in some instances; (b) an act of dishonesty, gross negligence or willful misconduct, or a willful or reckless violation of a material regulatory requirement, or of any material written policy or procedure applicable to the Company, the Manager or its affiliates by Mr. Keller, if such act has or would reasonably be expected to have a material adverse impact on the financial interests or business reputation of the Company, the Manager or its affiliates; (c) any breach of Mr. Keller’s duty of loyalty or other fiduciary duties to the Company, the Manager or its affiliates; (d) a willful failure of Mr. Keller to follow the reasonable directives of the managing member of the Manager or the Board pertaining to legal compliance or audits of the Company, the Manager or its affiliates, within ten (10) days of receiving notice of any such failure to follow such directive; (e) Mr. Keller’s conviction of, or plea of nolo contendere to, a crime which in the reasonable discretion of the Manager or the Board of the Company, materially and adversely affects or, would reasonably be expected to materially and adversely affect, the reputation of the Company, the Manager or any of its affiliates or Mr. Keller’s ability to perform the services required under the employment agreement; or (f) the commission of an act of fraud, embezzlement, or misappropriation by Mr. Keller with respect to his relations with the Company, the Manager or any of their respective employees, customers, agents, or representatives.
“Good reason” is defined in Mr. Keller’s employment agreement to mean: (a) a breach by the Manager of any of the material provisions of the employment agreement that is not remedied after notice and an opportunity to cure; or
(b) the relocation without Mr. Keller’s consent of his principal place of employment more than sixty (60) miles from the Manager’s Westport, Connecticut or Costa Mesa, California locations.
CEO Pay Ratio
Our Chief Executive Officer and Chief Financial Officer are employees of our Manager and have been seconded to us to perform services on our behalf, as more fully described in the Management Services Agreement between the Company and our Manager. The Company does not compensate our Chief Executive Officer directly for the services he provides to the Company as Chief Executive Officer. Rather, a management fee is paid to our Manager in respect of the services it performs for the Company pursuant to the Management Services Agreement, and our Manager allocates amounts received by it, together with its other income, among its operating costs, overhead, compensation arrangements and distributions to its equity holders.
Our Chief Executive Officer, Mr. Sabo, is an equity holder of our Manager and may receive cash distributions from our Manager from time to time. However, the amount of any payments or distributions by our Manager to Mr. Sabo is not within the Company’s control, is derived not only from the management fee paid by the Company but also from the Manager’s other income, and is not paid specifically for services to the Company. In addition, during 2025, Mr. Sabo also provided services to our Manager unrelated to the Company.
Accordingly, no CEO pay ratio is provided in this Proxy Statement.

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Pay Versus Performance
As required by Item 402(v) of Regulation S-K, which was mandated by Section 953(a) of the Dodd-Frank Act, we are providing the following information about the relationship between “compensation actually paid” to our principal executive officer “PEO” and “compensation actually paid” to our non-PEO named executive officers “NEOs”, and the financial performance of the Company during the years ended December 31, 2025, 2024, 2023, 2022, and 2021, respectively, in each case calculated in a manner consistent with SEC rules. This section should be read in conjunction with the section of this Proxy Statement titled: “Compensation Discussion and Analysis” which includes additional discussion of the objectives of our executive compensation for our named executive officers and how it aligned with the Company’s financial and operational performance. Included in the table below is the annual compensation paid to our named executive officers and our financial performance for each of the five (5) previous fiscal years.

	Summary compensation table total		Compensation actually paid (CAP)		Value of initial fixed $100 investment		Net income/(loss) (000’s)(6)
Year	PEO(1)	Avg. non- PEO NEOs(2)	PEO(1)	Avg. non- PEO NEOs(3)	Company TSR(4)	Peer group TSR(5)
2025	—	$1,003,598	—	$1,003,598	$31.79	$194.46	($226,415)
2024	—	$1,156,457	—	$1,156,457	$148.86	$159.96	($208,861)
2023	—	$1,117,449	—	$1,117,449	$138.45	$128.26	$108,647
2022	—	$1,072,780	—	$1,072,780	$106.92	$109.44	($59,223)
2021	—	$1,043,399	—	$1,043,399	$171.63	$125.39	$126,809
(1)
Mr. Elias J. Sabo, our Chief Executive Officer, who is seconded to us by our Manager, does not receive compensation for his services directly from us. During fiscal years 2025, 2024, 2023, 2022 and 2021, Mr. Sabo also provided other services to our Manager. Our Manager does not compensate Mr. Sabo specifically for his services to us. We pay our Manager a management fee and Mr. Sabo, as an equity member of our Manager, receives periodic cash distributions from our Manager after payment of operating costs, overhead, compensation arrangements and distributions to its equity holders. The amount of such distributions, which relates to not only the management fee paid by us but also the Manager’s other income, is derived by the Manager and is not within our control. Accordingly, no compensation information for Mr. Sabo is reflected in the “Summary compensation table total for PEO” or the “Compensation actually paid to PEO” columns.

(2)
Our current Chief Financial Officer and former Chief Financial Officer, Ryan Faulkingham, were the Company’s only non-PEO named executive officer(s) compensated by the Company for the periods reported in this table. Accordingly, the amounts reported in these columns reflect the average summary compensation table totals and the average compensation actually paid to Mr. Keller and Mr. Faulkingham for fiscal year, 2024, the only year in which both were employed as non-PEO NEOs by the Company. For all fiscal years other than 2024, only one (1) non-PEO NEO is represented in this table (Keller for 2025, and Faulkingham for 2021-2023). The average summary compensation and average compensation actually paid to non-PEO NEOs for the 2024 fiscal year includes, for Mr. Faulkingham, our former CFO, $1.075 million of severance and $300,000 for the provision of transition services to the Company following the termination of his employment.

(3)
Our Chief Financial Officers did not and do not participate in any Company sponsored defined benefit or actuarial pension plans, or any Company sponsored stock award, stock option, non-equity incentive or nonqualified deferred stock compensation plans. Therefore, the compensation actually paid to our Chief Financial Officers was equal to the summary compensation table totals for each of 2025, 2024, 2023, 2022, and 2021, respectively.

(4)
Our total shareholder return assumes the investment of $100 in our common stock on the last trading day before the earliest fiscal year in the above table through and including the end of the fiscal year for which total shareholder return is depicted.

(5)	Represents total shareholder return for NYSE Financial Sector Index.
(6)	Net income/(loss) as restated in the Company’s Annual Report on Form 10-K/A filed on December 8, 2025 and reported in the Company’s Annual Report on Form 10-K as filed on February 27, 2026.

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Most Important Performance Measures
For the fiscal year ended December 31, 2025, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its Chief Financial Officer, the Company’s only non-PEO named executive officer, to the performance of the Company, as described in the Compensation Discussion and Analysis contained in this Proxy Statement. Accordingly, there are no performance measures that could be included in a tabular list or from which a “company selected measure” would be determined for disclosure in the Summary Compensation Table.
Comparison of Company Total Shareholder Return (TSR) to
Peer Group Total Shareholder Return (TSR)

Company vs. Peer Group
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
Company TSR
Peer Group TSR

During 2021, our Company total shareholder return (“TSR”) exceeded the TSR of our peer group. Both our Company TSR and the peer group TSR for 2022 were negatively affected by the general market decline in stock prices during that year, with our Company TSR being slightly below the TSR for our peer group. Our Company TSR was slightly above that of our peer group for fiscal year 2023. Our Company TSR was below that of our peer group for fiscal year 2024. Our Company TSR was significantly below that of our peer group for fiscal year 2025, due to the decline in our stock price as a result of the Lugano matters and restatement of our financial statements for the fiscal years ended December 31, 2024, 2023, and 2022, and the suspension of our dividend to common shareholders.

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Relationship Between
Compensation Actually Paid (CAP) to PEO and NEOs and
Company Total Shareholder Return (TSR)

CAP vs. TSR
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$250
$200
$150
$100
$50
$0
Total Shareholder Return
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Company TSR
Peer Group TSR

Although the Company did not rely on any performance measures to link the compensation of its only non-PEO named executive officers (the Company’s current and former Chief Financial Officers), to the performance of the Company, the above table illustrates the relationship between the average compensation actually paid during fiscal years 2021, 2022, 2023, 2024 and 2025, respectively, to our current and former Chief Financial Officers, versus the Company’s total shareholder return (TSR) during the same periods. For 2024, only, the compensation actually paid to our former Chief Financial Officer includes approximately $1.075 million of severance and approximately $300,000 for transition services performed by our former Chief Financial Officer to transition our current Chief Financial Officer into the role. As described in the Compensation Discussion and Analysis contained in this Proxy Statement, during fiscal years 2021, 2022, 2023, 2024 and 2025, the Company did not compensate our PEO.

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Relationship Between
Compensation Actually Paid (CAP) to PEO and NEOs and
Net Income/Net Loss

CAP vs. Net Income
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$150,000
$100,000
$50,000
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
Net Income (dollars in millions)
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Net Income

Although the Company did not rely on any performance measures to link the compensation paid by the Company to our current or former Chief Financial Officers, the Company’s only non-PEO named executive officers, to the performance of the Company, the above table illustrates the relationship between the average compensation actually paid during fiscal years 2021, 2022, 2023, 2024 and 2025, respectively, to our Chief Financial Officers versus net income (or net loss) during the same periods. Following the restatement of the Company’s financial statements, for fiscal year 2022, the Company’s net loss was -$59,223, for fiscal year 2024 the Company’s net loss was -$208,861 and for fiscal year 2025 the Company’s net loss was -$226,415. For fiscal year 2024 only, the compensation actually paid includes $1.075 million of severance and $300,000 for the provision of transition services to the Company paid to our former Chief Financial Officer. As described in the Compensation Discussion and Analysis contained in this Proxy Statement, during fiscal years 2021, 2022, 2023, 2024 and 2025, the Company did not compensate our PEO.
Relationship Between Compensation Actually Paid Versus Company Selected Measure
As noted above, for the fiscal year ended December 31, 2025, the Company did not compensate its PEO and the Company did not rely on any performance measures to link the compensation of its current and former Chief Financial Officers, the Company’s only other named executive officers, to the performance of the Company. Accordingly, a description regarding the relationship between the compensation actually paid versus the “company selected performance measure” is not provided. Information regarding the compensation of our named executive officers is set forth in the Compensation Discussion and Analysis contained in this Proxy Statement.

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Compensation Committee Report
The Compensation Committee makes recommendations to the Board concerning the compensation of the Company’s named executive officers. We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis referred to above in the Company’s 2026 Proxy Statement.
Members of the Compensation Committee
Harold S. Edwards, Chair
Heidi Locke Simon
Eugene L. Kim
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

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PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Our Independent Auditor
Grant Thornton LLP was appointed by our Audit Committee to audit the annual financial statements of the Company and the Trust for the fiscal years ended December 31, 2025, and December 31, 2024, respectively. The Audit Committee of our Board has appointed Grant Thornton LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year ending December 31, 2026. Grant Thornton LLP is a registered public accounting firm. Information regarding Grant Thornton LLP can be found at: www.grantthornton.com.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Recommendation of Our Board
Our Board has recommended and asks that you vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2026, in accordance with the recommendation of our Audit Committee.
Voting of Proxies at the Annual Meeting
The affirmative vote of a majority of the outstanding shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP. If you do not ratify the appointment of Grant Thornton LLP, our Board will reconsider the appointment of Grant Thornton LLP and may, in its sole discretion, make a new proposal for independent auditor.

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Fees Paid to Our Independent Auditor
The chart below sets forth the total amount billed to us by Grant Thornton LLP for services performed for fiscal years 2025 and 2024, respectively, and breaks down these amounts by category of service:

	FY 2025	FY 2024
Audit Fees (1)	$12,423,770	$6,179,716
Audit-Related Fees (2)	—	—
Tax Fees (3)	$17,201	$19,015
All Other Fees (4)	—	—
Total	$12,440,971	$6,198,731
(1)
“Audit Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of our consolidated financial statements included in our annual reports on Form 10-K and for the review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” are the aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above.

(3)	“Tax Fees” are the aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, advice and planning for one or more Company subsidiaries.
(4)	“All Other Fees” are the aggregate fees billed by Grant Thornton LLP for any other products and services provided.
Audit and Non-Audit Services Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve additional audit and non-audit services and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services, with subsequent ratification and approval by the Audit Committee. While all other audit-related, tax and other fees may be approved by the Audit Committee prospectively, all services rendered by Grant Thornton LLP are approved by our Audit Committee or pre-approved consistent with our Audit Committee’s pre-approval policies.
In making its recommendation to ratify the appointment of Grant Thornton LLP as the independent auditor for the fiscal year ending December 31, 2026, the Audit Committee has considered whether the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP and has determined that such services do not interfere with Grant Thornton LLP’s independence.

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Audit Committee Report
Our Audit Committee is composed of four (4) independent directors, all of whom are financially literate. In addition, the Board has determined that each of Ms. Shaffer, chair, Ms. Locke Simon, and Mr. Richter qualifies as “audit committee financial expert” as defined by the applicable SEC rules. The Audit Committee operates under a written charter, which reflects the NYSE listing standards and the Sarbanes Oxley Act of 2002, as amended, requirements regarding audit committees. A copy of the current Audit Committee charter is available on the Company’s website at: https://ir.compassdiversified.com/corporate-governance/governance-overview.
The Audit Committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the Company’s consolidated financial statements and related disclosures, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the performance of the Company’s internal audit and control functions.
The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the U.S. and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The Audit Committee monitors and oversees these processes.
The Audit Committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the Manager, and the auditor regarding financial reporting), or attestation services. In addition, the Audit Committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The Audit Committee’s charter also ensures that the independent auditor discusses with the Audit
Committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
The Audit Committee has reviewed and discussed with management and Grant Thornton LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended December 31, 2025. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence. The Audit Committee also considered whether the non-audit services provided by Grant Thornton LLP to us during 2025 were compatible with its independence as auditor.
Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Members of the Audit Committee
Teri R. Shaffer, Chair
Heidi Locke Simon
Glenn R. Richter
Eugene L. Kim
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

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Our Shareholders
Share Ownership of Directors, Nominees, Executive Officers and Principal Shareholders
The following table sets forth information regarding the beneficial ownership of shares of Trust common stock by each person who is known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Trust common stock, each of our directors, nominees and executive officers, and our directors, nominees and executive officers as a group, in each case, as of March 24, 2026 (except otherwise noted below), based on 75,235,966 shares of Trust common stock issued and outstanding as of such date. All holders of shares of Trust common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of Trust common stock. The voting rights attached to shares of Trust common stock held by our directors, nominees, executive officers or major shareholders do not differ from those that attach to shares of Trust common stock held by any other holder. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause or direct the sale of the shares. The address for each director and executive officer is 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
5% Beneficial Owners:
CGI Magyar Holdings LLC (1)	7,241,510	9.63%
ADW Capital Partners, L.P. (2)	5,750,000	7.64%
American Century Investment Management, Inc. (3)	4,957,634	6.60%
Allspring Global Investments (U.S.) (4)	4,789,892	6.37%
Directors, Nominees and Executive Officers:
Harold S. Edwards	76,539	*
Larry L. Enterline	32,886	*
Eugene L. Kim	0	*
Heidi Locke Simon	22,288	*
Nancy B. Mahon	10,523	*
Glenn R. Richter	0	*
Teri R. Shaffer (5)	15,423	*
Elias J. Sabo (6)	1,007,375	*
Stephen Keller	11,840	*
All Directors, Nominees and Executive Officers as a Group	1,176,874	1.6%
*	Less than 1%.
(1)
The Trust common shares (the “Shares”) are owned directly by CGI Magyar Holdings LLC., (“CGI Magyar”) a Delaware LLC with its principal offices at 301 Riverside Avenue, First Floor, Westport, CT 06680. CGI Magyar was formed for the purpose of holding the CODI shares and on December 31, 2023, CGI Magyar ownership was transferred from The Kattegat Trust to The Stevns Trust, without consideration or payment, as a charitable donation. CGI Magyar is owned 99.6% by The Stevns Trust and 0.04% by Anholt Services (USA), Inc. The Stevns Trust is a Bermudian charitable trust, engaged in the principal business of distributing income for charitable purposes, with its principal offices at Wessex House, 5th Floor, 45 Reid St., Hamilton HM12. The Co-Trustees of the Trust are Kattegat Private Trustees (Bermuda) Limited (“KPTBL”) and Hamilton Trust Company Limited (“HTCL”), Bermudian trust companies each with its principal offices at Wessex House 5th Fl., 45 Reid Street, Hamilton HM12, Bermuda. Path Spirit Limited is the trust protector for The Stevns Trust. KPTBL is wholly owned by The Lund Purpose Trust, a Bermudian purpose trust with its principal offices at Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda, formed for the sole purpose of holding the shares of KPTBL. HTCL is owned 60% by

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Moore Stephens Bermuda L.P., a Bermuda exempted and limited partnership, and 40% by Lisvane Holdings Ltd., a local Bermuda company. The Stevns Trust and Path Spirit Limited disclaim beneficial ownership of the Shares, except to the extent of their pecuniary interest therein. This information is based on a Form 13D filed by CGI Magyar Holdings LLC, Path Spirit Limited and The Stevns Trust on November 26, 2024.
(2)
The address for ADW Capital Partners, L.P. is 6431 Allison Road, Miami Beach, FL 33141. This information is based on a Schedule 13D filed by ADW Capital Partners, L.P., ADW Capital Management, LLC and Adam D. Wyden on February 25, 2026. (i) ADW Capital Partners, L.P. has shared voting power and shared dispositive power with respect to 5,750,000 shares, (ii) ADW Capital Management, LLC has shared voting power and shared dispositive power with respect to 5,750,000 shares, and (iii) Adam D. Wyden has shared voting power and shared dispositive power with respect to 5,750,000 shares, the share amounts in (i), (ii), (iii) include 2,000,000 shares that may be acquired by the reporting persons within sixty (60) days upon the exercise of call options to purchase shares.

(3)
The address for American Century Investment Management, Inc. is 4500 Main Street 9th Floor, Kansas City, Missouri, 64111. This information is based on a Schedule 13G/A filed by American Century Investment Management, Inc. on November 14, 2025. (i) American Century Capital Portfolios, Inc. has sole voting and dispositive power with respect to 3,265,000 shares, (ii) American Century Investment Management, Inc. has sole voting power with respect to 4,775,275 shares and sole dispositive power with respect to 4,957,634 shares, (iii) American Century Companies, Inc. has sole voting power with respect to 4,775,275 shares and sole dispositive power with respect to 4,957,634 shares, and (iv) Stowers Institute for Medical Research has sole voting power with respect to 4,775,275 shares and sole dispositive power with respect to 4,957,634 shares. American Century Companies, Inc. (“ACC”) is controlled by the Stowers Institute for Medical Research, that is a beneficial owner of these shares. American Century Investment Management, Inc. is a wholly-owned subsidiary of ACC.

(4)
The address for Allspring Global Investments (U.S.) is 1415 Vantage Park Drive, Charlotte, 28203, North Carolina. This information is based on a Schedule 13G/A filed by Allspring Global Investments (U.S.) on April 15, 2025. Allspring Global Investments (U.S.) has sole dispositive power over 4,789,892 shares, shared dispositive power over 0 shares, sole voting power over 4,504,109 shares and shared voting power over 0 shares.

(5)	1,320 of these shares are beneficially owned by Ms. Shaffer and directly by the Shaffer Living Trust of which Ms. Shaffer and her spouse are trustees and beneficiaries.
(6)
331,826 of these shares are owned by our Manager and Mr. Sabo is the managing and controlling member of our Manager. Mr. Sabo disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.

Company Two Class Equity Interests
The following table sets forth certain information as of March 24, 2026, regarding the beneficial ownership of the Company’s two classes of equity interests.

	Number of Interests(1)	Percent of Class
Sostratus LLC
allocation interests(2)	1,000	100%
trust interests	—	—
Compass Diversified Holdings(3)
allocation interests	—	—
trust interests	75,235,966	100%
(1)	Compass Group Diversified Holdings LLC has two classes of equity interests: allocation interests and trust interests.
(2)
Mr. Sabo may be deemed to be the beneficial owner of allocation interests as he indirectly shares in the proceeds of distributions made with respect to the allocation interests, see, Compensation Discussion and Analysis - Compensation Information from Our Manager and the Allocation Member – for the Allocation Member’s estimate of the amounts reasonably associated with Mr. Sabo’s services to us. Mr. Keller may be deemed to be the beneficial owner of allocation interests as he indirectly shares in the proceeds of distributions made with respect to the allocation interests.

(3)
Each beneficial interest in the Trust corresponds to one underlying trust interest of the Company. Unless the Trust is dissolved, it must always remain the sole holder of 100% of the trust interests and the Company will have outstanding the identical number of trust interests as the number of outstanding shares of stock of the Trust. As a result of the corresponding interests between shares of stock of the Trust and trust interests, each holder of shares identified in the table above relating to the Trust is deemed to beneficially own a correspondingly proportionate interest in the Company.

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Securities Authorized for Issuance under Company Equity Compensation Plans
There are no securities currently authorized for issuance under an equity compensation plan of the Company.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of 10% or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC. Based solely upon our review of such forms (and amendments thereto) furnished to us during fiscal year 2025, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and beneficial owners of 10% or more of a registered class of our equity securities complied with all Section 16(a) filing requirements on a timely basis during fiscal year 2025.
Shareholder Proposals for the 2027 Annual Meeting of Shareholders
The Company anticipates that its 2027 Annual Meeting will be held on or about May 27, 2027.
In order to be included in Company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders.
In accordance with the requirements in our governing documents, shareholder proposals for inclusion in our proxy statement for our 2027 Annual Meeting must be received at the Company’s principal executive offices no later than December 11, 2026, which is one hundred twenty (120) calendar days before the date the Company’s Proxy Statement was released to shareholders in connection with the 2026 Annual Meeting; provided, that if the date of the 2027 Annual Meeting is changed by more than thirty (30) days from the date of the Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials to shareholders for the 2027 Annual Meeting.
With respect to shareholder proposals not wishing to be included in Company-sponsored proxy materials, but rather to be brought as business at the 2027 Annual Meeting, our governing documents prescribe certain advance notice procedures independent of the notice requirement and deadline described above. To be timely, a shareholder’s notice is required to be delivered to the Secretary no earlier than December 22, 2026 and no later than January 21, 2027, which are dates not less than one hundred twenty (120) days and no more than one hundred fifty (150) days prior to the first anniversary of the 2026 Annual Meeting. However, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Shareholder proposals should be sent to: Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Secretary.
See the section titled “Corporate Governance and Board Oversight – Shareholder Nominations of Directors” for a discussion of shareholders’ ability to nominate directors. In addition to satisfying the foregoing notice requirements under our governing documents, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 as well as information required under the terms of our governing documents.

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United States Securities and Exchange Commission Reports
A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 27, 2026, is available to shareholders free of charge on our website at https://ir.compassdiversified.com/financial-information/annual-reports or by writing to us at 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880, Attention: Investor Relations. Alternatively, a copy of such Annual Report on Form 10-K will also be available to shareholders free of charge on a website maintained by Broadridge Financial Solutions, Inc. and may be viewed at http://materials.proxyvote.com/20451Q.
Other Matters
We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.
Delivery of Documents to Shareholders Sharing an Address
We and some brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single set of Proxy Materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these Proxy Materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly upon your written or verbal request.
Any shareholders of record who share the same address and currently receive multiple copies of Proxy Materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc., Householding Department at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

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Information Regarding Annual Meeting
COMPASS DIVERSIFIED HOLDINGS
COMPASS GROUP DIVERSIFIED HOLDINGS LLC
Proxy Statement for Annual Meeting of Shareholders
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors, the “Board”, of Compass Group Diversified Holdings LLC, a Delaware limited liability company, the “Company”, for the 2026 Annual Meeting of Shareholders, which we refer to as the “Annual Meeting”, of Compass Diversified Holdings, the “Trust”, to be held on Thursday, May 21, 2026 at 12:00 p.m., Eastern Time, exclusively via live audio webcast, and for any adjournment(s) or postponement(s) thereof. The notice of Annual Meeting, Proxy Statement and proxy card are first being mailed or provided to shareholders on or about April 10, 2026. The Annual Meeting will be a completely virtual meeting.
Purpose of Meeting
As described in more detail in this Proxy Statement, the Annual Meeting is being held for the following purposes:
•	to elect seven (7) directors named in the Proxy Statement to serve for a term expiring at the 2027 Annual Meeting;
•	to approve, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”);
•	to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2026; and
•	to transact such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
Attending and Voting at the Annual Meeting
Broadridge Financial Solutions, Inc., which we refer to as “Broadridge”, has been selected as our inspector of election. As part of its responsibilities, Broadridge is required to independently verify that you are a shareholder of the Trust eligible to attend the Annual Meeting and to determine whether you may vote at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
Notice and Access
The SEC has adopted a Notice and Access rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the “Notice”, to shareholders in lieu of a paper copy of the Proxy Statement and related materials and the Company’s Annual Report to Shareholders, which we refer to as the “Proxy Materials.” The Notice provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting and sets forth instructions on how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth in the Notice.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2026:

The Proxy Materials are available at: www.proxyvote.com.	Enter the 16-digit control number located on the Notice or proxy card.

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Voting By Proxy
If at the close of business on March 24, 2026, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail, or you may vote electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CODI2026 when you enter the control number that appears on the proxy card or Notice that has been provided to you. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. You may revoke your proxies at the times and in the manners described in this Proxy Statement.
If you are a shareholder of record or hold shares through a broker, bank, or other nominee and are voting by proxy, your vote must be received on or before 11:59 p.m., Eastern Time on May 20, 2026, to be counted.
Voting by Proxy via Internet
•	Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice to vote online.
Voting by Proxy via Telephone
•	From a touch-tone telephone, dial 1-800-690-6903 and follow the instructions, 24 hours a day, seven days a week.
•	You will need the 16-digit control number included on your proxy card or Notice to vote by telephone.
Voting by Proxy via Mail
If you received paper copies of the Proxy Materials:
•	Mark your selections on the proxy card that accompanies this Proxy Statement.
•	Date and sign your name exactly as it appears on your proxy card and mail the proxy card in the provided postage paid envelope.
If you have additional questions about this Proxy Statement, the Annual Meeting, need assistance with voting your proxy card, or if you would like additional copies of this Proxy Statement, please contact Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036, banks and brokerage firms, please call: (212) 297-0720, shareholders and all others call toll-free: (855) 305-0855 or send an email to info@okapipartners.com.
Attending the Annual Meeting
The Annual Meeting is being conducted exclusively online via live audio webcast. There will not be a traditional in-person meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Any shareholder can attend the Annual Meeting via live audio webcast at: www.virtualshareholdermeeting.com/CODI2026.
•	We encourage you to access the Annual Meeting online prior to its start time.
•	The Annual Meeting starts at 12:00 p.m. Eastern Time on Thursday, May 21, 2026.
•	Shareholders may vote and electronically submit questions while attending the Annual Meeting on the live audio webcast.
•	Please have the control number that appears on the proxy card or Notice that you have been provided in order to join the Annual Meeting.
•	Instructions on how to attend and participate via live audio webcast are posted at: www.virtualshareholdermeeting.com/CODI2026.
•	If you encounter any difficulties accessing the Annual Meeting, please call the technical support number posted on the virtual meeting platform log-in page.

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Appointment of Proxy
Shareholders of Record.  We encourage you to appoint a proxy to vote on your behalf by submitting a proxy via the Internet or telephone or by promptly submitting the enclosed proxy card, which is solicited by the Company’s Board, and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to submit a proxy regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.

PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE, OR SUBMIT YOUR VOTE BY TELEPHONE OR ONLINE, NO LATER THAN 11:59 P.M., EASTERN TIME, ON MAY 20, 2026. IF WE DO NOT RECEIVE YOUR PROXY CARD OR VOTE BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND AND VOTE YOUR SHARES ELECTRONICALLY AT THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

The persons named in the proxy card are officers of the Company and have been designated as proxies by our Board. These designated proxies will vote as directed by the completed proxy card.
If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see the section titled “Revocation of Proxy” below for more information.
Beneficial Owners. If you hold your shares in street name, these Proxy Materials are being forwarded to you by your bank, broker or their appointed agent. If you requested printed copies of these Proxy Materials, you should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. You may also request a legal proxy from your bank or broker to vote electronically at the Annual Meeting.
Voting by the Designated Proxies
The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the designated proxies in accordance with the recommendations of our Board. Our Board recommends:
•	a vote FOR ALL seven (7) directors, as described in the Proxy Statement, each to serve for a term expiring at the 2027 Annual Meeting of Shareholders (Proposal 1);
•
a vote FOR the approval, on a non-binding and advisory basis, the resolution approving the compensation of our named executive officers as disclosed in the Proxy Statement (“Say-on-Pay Vote”) (Proposal 2); and

•
a vote FOR the ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for Compass Diversified Holdings and Compass Group Diversified Holdings LLC for the fiscal year ending December 31, 2026 (Proposal 3).

If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
Revocation of Proxy
If you are a shareholder of record, you may revoke or change your proxy before it is voted by providing notice of revocation to our Corporate Secretary, by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending and voting at the Annual Meeting.
Any written notice of revocation must be sent to Compass Group Diversified Holdings LLC, 301 Riverside Avenue, Second Floor, Westport, Connecticut 06880 or by facsimile to (203) 221-8253, to the attention of Carrie W. Ryan, Secretary.

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Approval of Proposals and Solicitation
Each shareholder who owned shares of Trust common stock on March 24, 2026, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each such share of Trust common stock. On March 24, 2026, 75,235,966 shares of Trust common stock were issued and outstanding and such shares were held by approximately 28,460 beneficial holders and thirteen (13) record holders.
Quorum
Under the terms of the Third Amended and Restated Trust Agreement of the Trust, dated August 3, 2021, as amended through the date hereof, which we refer to as the “Trust Agreement” and the LLC Agreement, the shareholders present in person or by proxy holding a majority of the then outstanding voting shares of the Trust common stock entitled to vote shall constitute a quorum at a meeting of the Trust’s shareholders. The Series A Trust preferred interests, the Series B Trust preferred interests and the Series C Trust preferred interests, are not considered outstanding voting shares of the Trust for purposes of the Annual Meeting. Accordingly, holders of shares of Trust common stock are the only shareholders entitled to vote at the Annual Meeting. For purposes of determining the presence of a quorum, shares of Trust common stock that are represented by broker non-votes and/or represented by proxies that are marked “abstain” or “withhold” will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1 and 2 described in this Proxy Statement are non-discretionary items and Proposal 3 described in this Proxy Statement is a discretionary item. Broker non-votes will not be counted or deemed to be present in person or by proxy and entitled to vote for the purpose of determining whether our shareholders have approved a matter.
If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of the outstanding Trust common shares entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
Approval of Proposals
Proposal 1
Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No shareholder shall be permitted to cumulate votes for the election of directors. The election of directors is a non-discretionary item, and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy, and therefore, have no impact on Proposal 1.
Proposal 2
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote is required to approve the shareholder advisory vote on executive compensation. Proposal 2 is a non-discretionary item, and brokers may not vote on Proposal 2 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention will be counted as present and entitled to vote, but will not constitute an affirmative vote; accordingly, an abstention has the same practical effect as a vote “Against” Proposal 2. Broker non-votes will have no impact on Proposal 2. Because the vote on Proposal 2 is advisory in nature, it will not be binding on our Board or the Company; however, our Board will consider the outcome of the vote, along with other factors, when making future decisions regarding the compensation of our named executive officers.
Proposal 3
Assuming the presence of a quorum, the affirmative vote of a majority of the Trust common shares present (in person or by proxy) at the Annual Meeting and entitled to vote is required to ratify the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2026. An abstention will be counted as present and entitled to vote, but will not constitute an affirmative vote; accordingly, an abstention has the same practical effect as a vote “Against” Proposal 3. Proposal 3 is a discretionary item upon which your bank or broker has the authority to vote uninstructed shares. Should your bank or broker not indicate their vote on Proposal 3, but otherwise appoint the proxies, your shares will be voted “For” the

58	2026 Proxy

ratification of the appointment of Grant Thornton LLP to serve as the independent auditor for the Company and the Trust for the fiscal year ending December 31, 2026.
Except for certain business combinations, as such term is defined in the Trust Agreement, and otherwise required by law, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding Trust common shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote.
As required by the Company’s LLC Agreement and Trust Agreement, immediately following the tabulation of votes cast at the Annual Meeting, the Trust, as the sole owner of the Company’s trust interests, will vote such trust interests for the election of directors in the same proportion as the holders of Trust common stock. Consequently, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected by the Trust to serve as a director of the Company until the Company’s 2027 Annual Meeting.
All votes will be tabulated by Broadridge, the proxy tabulator and inspector of election appointed for the Annual Meeting. Broadridge will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this Proxy Statement and the proxy card. We have also retained Broadridge to distribute copies of these Proxy Materials to banks, brokers, fiduciaries and custodians, or their agents holding shares in their names on behalf of beneficial owners so that they may forward these Proxy Materials to our beneficial owners. In addition, we have engaged Okapi Partners LLC, to assist in the solicitation of proxies for the Annual Meeting. We have agreed to pay Okapi a fee of approximately $15,000.00 for such services. We will also reimburse Okapi for certain reasonable and customary out-of-pocket expenses.
We may supplement the original solicitation of proxies by mail with solicitation by telephone and other means by directors, officers and/or employees of our Manager. We will not pay any additional compensation to these individuals for any such services.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CODI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88121-P45777

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPASS DIVERSIFIED HOLDINGS

THE BOARD RECOMMENDS A VOTE "FOR ALL" OF THE DIRECTOR NOMINEES, A VOTE "FOR" PROPOSAL 2, AND A VOTE "FOR" PROPOSAL 3.

	For All	Withhold All	For All Except
1. To elect seven (7) directors, as described in the Proxy Statement, each to serve for a term expiring at the 2027 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Larry L. Enterline
02) Harold S. Edwards
03) Eugene L. Kim
04) Heidi Locke Simon
05) Nancy B. Mahon
06) Glenn R. Richter
07) Teri R. Shaffer

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V88122-P45777

Proxy

COMPASS DIVERSIFIED HOLDINGS

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Elias J. Sabo and Stephen Keller, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Trust common stock of Compass Diversified Holdings that the undersigned is entitled in any capacity to vote if personally present at the 2026 Annual Meeting of Shareholders to be held virtually on May 21, 2026 at 12:00 p.m., Eastern Time, and at any adjournment(s) or postponement(s) thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized, in their discretion, to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR ALL OF THE NOMINEES TO BE ELECTED, FOR PROPOSAL 2, FOR PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE RETURN THIS PROXY CARD AFTER VOTING, SIGNING AND DATING IT OR VOTE BY TELEPHONE OR THE INTERNET.

Continued and to be signed on reverse side.